As filed with the United States Securities and Exchange Commission on February 24, 2026

Registration No. 333-
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM S-3
Registration Statement Under the Securities Act of 1933

__________________

MGE Energy, Inc. (Exact name of registrant as specified in its charter)	Madison Gas and Electric Company (Exact name of registrant as specified in its charter)
Wisconsin (State or other jurisdiction of incorporation or organization)	Wisconsin (State or other jurisdiction of incorporation or organization)
39-2040501 (I.R.S. Employer Identification No.)	39-0444025 (I.R.S. Employer Identification No.)
133 South Blair Street Madison, Wisconsin 53788 (608) 252-7000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	133 South Blair Street Madison, Wisconsin 53788 (608) 252-7000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jared J. Bushek
Vice President, Chief Financial Officer and Treasurer
MGE Energy, Inc.
133 South Blair Street
Madison, Wisconsin 53788
(608) 252-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Michael P. Heinz
Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019

(212) 839-5300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large, accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

	Large Accelerated Filer	Accelerated Filer	Non-Accelerated Filer	Smaller Reporting Company	Emerging Growth Company
MGE Energy, Inc.	☒
Madison Gas and Electric Company			☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement contains the following three prospectuses:

•
The first prospectus relates to the offer and sale by MGE Energy, Inc. of shares of its common stock pursuant to its Direct Stock Purchase and Dividend Reinvestment Plan;
•
The second prospectus relates to the offer and sale by MGE Energy, Inc. of shares of its common stock, debt securities, warrants, stock purchase contracts, stock purchase units and other units; and
•
The third prospectus relates to the offer and sale by Madison Gas and Electric Company, a wholly-owned subsidiary of MGE Energy, Inc., of its medium-term notes.

MGE Energy, Inc. plans to offer and sell, from time to time, an indeterminate amount of its securities registered pursuant to this registration statement. Decisions as to the timing or size of any such offering will be made from time to time based on market conditions and other factors.

Madison Gas and Electric Company plans to offer and sell, from time to time, an indeterminate amount of its notes registered pursuant to this registration statement. Decisions as to the timing or size of any such offering will be made from time to time based on market conditions and other factors.

NOTICE REGARDING PROCEDURAL UPDATE FOR OPTIONAL CASH INVESTMENTS

Computershare Trust Company, N.A. (the “Plan Administrator”) will wait up to three business days after receipt of a check or electronic funds transfer to ensure it receives good funds and will then seek to purchase shares for optional cash investments on the optional cash investment date in the accompanying prospectus.

Prospectus

MGE ENERGY, INC

Direct Stock Purchase and Dividend Reinvestment Plan

Common Stock $1 Par Value

_____________________

We hereby offer participation in our Direct Stock Purchase and Dividend Reinvestment Plan (the Plan). The Plan is designed to provide investors with a convenient way to purchase shares of our common stock and to reinvest in our common stock all or a portion of the cash dividends paid on our common stock.

Our common stock is quoted on Nasdaq Global Select Market under the symbol “MGEE.”

Investing in shares of our common stock involves risks. See “Risk Factors” on page 2 of this prospectus and the “Risk Factors” section in our most recent Annual Report on Form 10-K, as updated by any subsequently filed Quarterly Reports on Form 10-Q, which is incorporated by reference into this prospectus.

_____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_____________________

The administrator, Computershare Trust Company, N.A., will purchase shares of our common stock for the Plan either in the open market through the Plan administrator’s broker-dealer or directly from us, as we determine from time to time. Shares purchased directly from us under the Plan are registered for sale pursuant to a registration statement that we filed with the Securities and Exchange Commission.

_____________________

The date of this prospectus is February 24, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell shares of our common stock pursuant to the Plan. All shares of our common stock purchased directly from us are covered by that registration statement.

This prospectus provides you with a general description of the Plan. The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. Please carefully read this prospectus, together with the registration statement, the exhibits thereto and the additional information regarding us, our business and the risks we face in our business and operations referred to in “Where You Can Find More Information,” before making an investment decision.

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus and the documents incorporated by reference herein is accurate only as of the dates such information is or was presented, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

We will not offer to sell, or seek offers to buy, shares of our common stock in any jurisdictions where offers and sales are not permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any shares of our common stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “MGE Energy”, “our company”, “we”, “our” and “us” refer to MGE Energy, Inc. and its subsidiaries.

ii

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference as described under the heading “Where You Can Find More Information” contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. Such forward-looking statements are based on historical performance and current expectations, estimates, forecasts and projections about our future financial results, goals, plans, commitments, strategies and objectives, particularly related to future load growth, revenues, expenses, capital expenditures and rate recovery, financial resources, regulatory matters, and the scope and expense associated with future environmental regulation. Such statements involve inherent risks, assumptions and uncertainties, known or unknown, including internal or external factors that could delay, divert or change any of them, that are difficult to predict, may be beyond our control and could cause our future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. Words such as “believe,” “expect,” “anticipate,” “estimate,” “could,” “should,” “intend,” “will,” “commit,” “target,” “plan,” and other similar words, and words relating to goals, targets and projections, generally identify forward-looking statements. We caution investors that these forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed, or implied.

The factors that could cause actual results to differ materially from the results described in the forward-looking statements include:

•
any risk factors discussed in this prospectus;
•
the factors discussed in the following sections of our annual report on Form 10-K most recently filed with the SEC: Part I, Item 1A. Risk Factors, Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Item 8. Financial Statements and Supplementary Data, Footnote 16. Commitments and Contingencies, as those factors may be updated in the following sections of any subsequently filed quarterly report on Form 10-Q: Part II, Item 1A. Risk Factors, and Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations; all of which sections are incorporated by reference into this prospectus; and
•
other factors discussed in filings we make with the SEC.

PRIVACY NOTICE

We collect nonpublic personal information about you from the following sources:

•
Information we receive from you on your application or other forms;
•
Information about your transactions with us or others; and
•
Information we receive from a consumer reporting agency.

We will not disclose any nonpublic personal information about you to anyone, except as necessary to administer your account or as permitted by law. If you decide to close your account(s) or become an inactive Plan participant, we will adhere to the privacy policies and practices as described in this notice.

We restrict access to your personal and account information to those employees who need to know that information to provide products or services to you. MGE Energy applies physical, electronic and procedural safeguards to your nonpublic personal information in its possession.

iii

MGE ENERGY, INC.

MGE Energy, Inc., a Wisconsin corporation incorporated in 2001, is the parent holding company of Madison Gas and Electric Company (MGE), a regulated public utility, as well as of nonregulated subsidiaries.

MGE is a Wisconsin public utility that generates and distributes electricity to nearly 170,000 customers throughout 264 square miles of Dane County, Wisconsin. MGE also purchases, transports and distributes natural gas to approximately 180,000 customers in 1,722 square miles of service territory in the south-central Wisconsin counties of Columbia, Crawford, Dane, Iowa, Juneau, Monroe, and Vernon. MGE has served the Madison area since 1896.

Our subsidiary MGE Power, LLC, was formed to develop, acquire, and own electric generating facilities. Together with the University of Wisconsin-Madison, MGE Power West Campus, LLC, a subsidiary of MGE Power, LLC, developed and built a natural gas-fired cogeneration plant to help meet the future needs of the University and MGE customers. The facility produces steam heat and chilled water air conditioning for the University and approximately 150 megawatts of electricity to meet demand in the Madison area. MGE Power Elm Road, LLC, a subsidiary of MGE Power, LLC, owns an undivided 8.33% ownership interest in each of two 615 megawatts coal-fired generating units in Oak Creek, Wisconsin. We can receive up to a total of 100 megawatts from the units – 50 megawatts from each unit.

We also own MGE Transco Investment LLC, which holds our investment interest in the American Transmission Company LLC, a company engaged in the business of providing electric transmission services primarily in Wisconsin; and MGEE Transco, LLC, which holds an investment interest in ATC Holdco LLC, a company created to facilitate electric transmission development opportunities and investments outside Wisconsin. Our other subsidiaries provide support to our regulated activities and are not material to our overall operations.

Our principal executive offices are located at 133 South Blair Street, Madison, Wisconsin 53788, and our telephone number is (608) 252-7000. We also have a website located at www.mgeenergy.com. The information found on, or otherwise accessible through, our website is not incorporated in, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

RISK FACTORS

An investment in our common stock involves a significant degree of risk. You should carefully consider the information under the heading “Risk Factors” in:

•
our annual report on Form 10-K most recently filed with the SEC, which is incorporated by reference into this prospectus;
•
our quarterly reports on Form 10-Q filed with the SEC after that annual report on Form 10-K, which are incorporated by reference into this prospectus; and
•
any documents we file with the SEC after the date of this prospectus and which are deemed incorporated by reference into this prospectus.

Additional risks and uncertainties not currently known to us or that we currently deem not material also may impair our business operations. If any of those risks actually occur, our business, financial condition, operating results, cash flow and prospects could be materially adversely affected, and the trading price of our common stock could decline, resulting in the loss of all or part of your investment.

SUMMARY OF THE PLAN

We have briefly described below some of the material features of our Direct Stock Purchase and Dividend Reinvestment Plan (the Plan). As a summary, it may omit information that may be important to you. You should carefully read the entire description of the Plan contained in this prospectus, which appears as a series of questions and answers under the heading “Description of the Plan,” before you decide to participate in the Plan. References to Questions in the following description refer to questions and answers appearing under “Description of the Plan.”

Enrollment	All registered shareholders, and any interested person or entity making the required initial investment, are eligible to participate in the Plan. Please see Questions 2 and 3 for more information.
Initial Investment

If you do not own any of our common shares, you can participate in the Plan by making a direct initial investment with a cash payment of no less than $250. The minimum initial investment for custodial accounts for children is $50. We will waive the minimum initial investment requirement for Plan participants that sign up for investments of optional cash under the Plan of at least $25 per month via recurring automatic deductions from a U.S. bank account for at least 10 consecutive transactions. Please see Question 11 for more information.

Optional Cash Investments

Plan participants can buy additional shares of common stock by making optional cash payments of no less than $25 per payment and no more than $50,000 for each calendar quarter per account. We may permit optional cash investments in excess of the $50,000 quarterly maximum, in our sole discretion. Please see Questions 12 and 13 for more information.

Reinvestment of Dividends

You may reinvest all or a portion of the dividends paid on your shares of common stock held in the Plan, your certificated shares or your shares held in the direct registration system. Shares purchased through the reinvestment of dividends will be held in the Plan and shown as Plan shares in your account statement. Please see Question 15.

Other Aspects of the Plan

Plan participants may, with respect to shares held within the Plan:

•
withdraw some or all whole shares from the Plan, either as certificated shares registered in the participant’s name or as “book-entry” shares registered in the participant’s name in the direct registration system; and/or
•
sell some or all of those shares through the Plan, subject to sales fees as described herein.

Plan participants may also transfer other shares of common stock that they own, whether in certificated form or “book-entry” form and whether or not originally purchased through the Plan, into the Plan. See Question 22 for additional information.

Source of Shares

Shares under the Plan will be purchased in the open market on behalf of participants by the administrator’s broker dealer or will be acquired directly from us as newly issued shares. Please see Question 10 for more information.

Purchase Price

Purchases on the Open Market: When shares are purchased on the open market, the price per share to participants will be the weighted average purchase price of the relevant batch, carried to six decimal places, of shares purchased on the open market on the investment date.

Purchases from MGE Energy: When shares are purchased directly from us, the price per share to participants will be the volume-weighted average price of our common stock obtained from Bloomberg LP (unless that service is unavailable, in which case we will designate another service to be utilized) as reported on the Nasdaq Global Select Market (or such other exchange or quotation system on which our common stock is then listed or quoted) for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, up to and including the closing price, for each trading day during the five trading days ending on the investment date (or the period of five trading days immediately preceding the investment date, if the Nasdaq Global Select Market is closed on that date).

Please see Question 8 for more information.
Administration	Computershare Trust Company, N.A., is the administrator of the Plan. Please see Question 26 for more information.
Fees and Expenses

A per share trading fee, which includes any applicable brokerage commissions the administrator is required to pay, will be incurred for both purchases and sales of shares through the Plan. There are no additional fees to purchase shares in the Plan. There are fees to withdraw shares from the Plan as certificated shares registered in the name of the participant. There are also additional fees to sell shares through the Plan. See Question 23 for more information.

Plan Assistance and Information

You can enroll in the Plan, obtain information and perform certain transactions on your account online via the Investor Center at computershare.com/investor. At the website, you can also access your share balance, sell shares, request a stock certificate, and obtain online forms and other information about your account. Messages sent via the Internet will be responded to promptly.

You can telephone the administrator, Computershare, by calling:

1-800-356-6423 (toll free and within the U.S. and Canada)

1-608-252-4744

An automated voice response system is available 24 hours a day, 7 days a week. Customer service representatives are available from 9:00 a.m. to 6:00 p.m., Eastern Time, Monday through Friday (except holidays).

You may write to the administrator at the following address:

Computershare

PO Box 43078

Providence RI 02940-3078

or for overnight delivery service:

Computershare

150 Royal Street, Suite 101

Canton MA 02021

You should be sure to include your name, address, daytime phone number, account number and a reference to MGE Energy on all correspondence.

USE OF PROCEEDS

We expect to use any net proceeds from the sale of newly issued shares of common stock pursuant to the Plan for general corporate purposes, including, among others:

•
repayment of short-term debt;
•
repurchase, retirement or refinancing of other securities;
•
funding capital expenditures; and
•
investments in subsidiaries.

We will not receive any additional funds from purchases of shares that are purchased on the open market for Plan participants.

DESCRIPTION OF THE PLAN

The following is a description of the Plan in a question-and-answer format.

1.
What is the Plan?

The Plan is a simple and convenient method for new investors and our employees to purchase shares of our common stock and for existing investors to increase their investment in our common stock.

Eligibility And Enrollment

2.
Who is eligible to participate?

Any interested person or entity, whether or not a current registered shareholder, that meets the eligibility and enrollment requirements described in Question 3 may participate.

If you are not a U.S. citizen, you can participate in the Plan, provided there are not any laws or governmental regulations that would prohibit you from participating or laws or governmental regulations that would affect the terms of the Plan. We reserve the right to terminate participation of any Plan participant if we deem it advisable under any applicable foreign laws or regulations.

3.
What are the eligibility requirements?
•
New Investors

Persons or entities making an initial investment of at least $250 are eligible to participate in the Plan. The minimum initial investment for custodial accounts for children is $50. We will waive the minimum initial investment requirement for Plan participants that sign up for investments of optional cash under the Plan of at least $25 per month via recurring automatic deductions from a U.S. bank account for at least ten consecutive transactions.

•
Existing Shareholders Who Are Not Plan Participants

Existing shareholders are eligible to participate. If you are the beneficial owner of common stock registered in “street name” (for example, in the name of a bank, broker or trustee), you may participate in the Plan by either: (1) transferring those securities into your own name and depositing those shares of common stock into the Plan for safekeeping and/or electing to reinvest cash dividend payments on those shares in common stock; or (2) making arrangements with your record or registered holder (for example, your bank, broker or trustee, who will become the participant) to participate in the Plan on your behalf.

•
Existing Plan Participants

If you are already a participant in the Plan, you are not required to re-enroll. However, if you wish to change your participation in any way (for example, from partial to full reinvestment of dividends), you must submit instructions or a new enrollment form to that effect to the administrator.

•
Employees Who Are Not Plan Participants

Our employees may enroll in the Plan in the same manner as described above for any other eligible investor.

4.
When may an eligible investor join the Plan?

Eligible investors may join the Plan at any time. See Question 6 for a description of the time when dividend reinvestment would commence; and Question 7 for a description of the time when initial investments would commence.

5.
How do eligible investors enroll?

You may join the Plan by enrolling online through the Investor Center at computershare.com/investor or by completing and signing an enrollment form. Plan materials, including enrollment forms, as well as other Plan forms and this prospectus, are available through the Investor Center at computershare.com/investor or by contacting the administrator.

You will become a participant after a properly completed enrollment form has been received and accepted by the administrator or after you enroll online.

6.
When will dividend reinvestment commence?

If you are a holder of common stock and your election is received by the administrator before the record date for payment of a cash dividend on common stock (dividend record dates for common stock normally are expected to be the first day of March, June, September and December), that cash dividend and all future cash dividends payable on your common stock will be used by the administrator to buy shares of common stock for your account under the Plan to the extent you requested. If your election is not received before the record date for a cash dividend on common stock, the dividend will be paid to you in cash and the reinvestment of your dividends under the Plan will begin with the next cash dividend payment on the common stock. Thus, for example, a March 15 cash dividend will be used to purchase shares of common stock under the Plan only if your enrollment is received before the March 1 record date.

7.
When will initial and optional cash purchases be made?

Optional and initial cash investments will be invested in common stock at least once each week, except where and to the extent any applicable federal securities laws or other government or stock exchange regulations otherwise require. We refer to each of those dates as an investment date.

Initial investments must be received with a properly completed enrollment form at least three business days prior to an investment date, in order to be invested on that investment date. Optional cash payments must be received by us at least three business days prior to an investment date, in order to be invested on that investment date.

If a payment is received too late for an investment date, the purchase will be processed on the next investment date. Only participants who have properly completed and returned an enrollment form are eligible to make an initial investment and optional cash payments.

The administrator will wait up to three business days after receipt of the check or electronic funds transfer to ensure it receives good funds and will then seek to purchase shares from optional cash investments promptly on the investment date.

No interest will be paid on initial investments and optional cash payments held by us pending investment. Participants are requested not to send cash, traveler’s checks, money orders or third-party checks.

8.
What will be the price of shares of common stock purchased under the Plan?

Open Market Purchases. For shares purchased on the open market, whether for dividend reinvestment or initial or optional cash investment, the administrator may combine your funds with funds of other Plan participants and generally will batch purchase types (cash dividends, initial cash investments and optional cash investments) for separate execution by its broker-dealer. At the administrator’s discretion, these batches may be combined and executed by its broker-dealer. The administrator may also direct its broker-dealer to execute each purchase type in several batches throughout a trading day. Depending on the number of shares being purchased and current trading volume in shares of our common stock, the administrator’s broker-dealer may execute purchases for any batch or batches in multiple transactions and over more than one day. If different purchase types are batched, the price per share of our common stock purchased for each participant’s Plan account, whether purchased with reinvested cash dividends, with initial cash investments or with optional cash investments, shall be the weighted average price of the specific batch for shares of the common stock purchased by the administrator’s broker-dealer on that investment date.

Purchases from Us. When shares are purchased directly from us, the price per share of those purchased shares to participants will be the volume weighted average price of our common stock obtained from Bloomberg, LP (unless that service is unavailable, in which case we will designate another service to be utilized) as reported on the Nasdaq Global Select Market (or such other exchange or quotation system on which our common stock is then listed or quoted) for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, up to and including the closing price, for each trading day during the five trading days ending on the investment date (or the period of five trading days immediately preceding the investment date, if the Nasdaq Global Select Market is closed on that date). In each case, the price will be calculated to six decimal places.

A trading fee is charged for purchases, but there are no additional fees.

9.
How many shares of common stock will be purchased for a participant?

The number of shares purchased for a participant’s account is based upon the amount of that participant’s payment, dividend, or a combination thereof, and the price of the shares. A participant’s account will be credited with that number of shares, including fractions computed to six decimal places, equal to the total amount invested divided by the purchase price. See Questions 11, 12 and 13 regarding limits on optional cash investments.

10.
What is the source of common stock purchased under the Plan?

Shares purchased under the Plan will be shares purchased on the open market by an independent agent acting on behalf of participants in the Plan or shares purchased directly from us in the form of newly issued shares.

Initial Investments and Optional Cash Payments

11.
How do I make an optional cash investment? Are there limits?

You may make optional cash investments online through the Investor Center at computershare.com/investor or by personal check or monthly recurring automatic deductions from a pre-designated U.S. bank account, as described below. There is no obligation to make any optional cash investment, and the amount and timing of your investments may vary from time to time. Please see “Summary of the Plan -- Plan Assistance and Information” for information on how to access the Investor Center or to contact the administrator.

Except as described in Question 3 with respect to new investors, optional cash investments must be at least $25 for any single investment and may not exceed $50,000 per calendar quarter. We refer to this maximum limit on the dollar amount of optional cash investments as the “maximum amount.” In determining whether the maximum amount has been reached, initial investments will be counted as optional cash investments. See Question 12 if you are considering an optional investment exceeding the maximum amount.

Optional investments can be made:

•
Online: You may authorize individual or ongoing automatic deductions of a specified amount (not less than $25) from a designated U.S. bank account through the Investor Center at computershare.com/investor.

•
Check: You may deliver to the administrator a completed optional cash investment stub, which will be attached to your statement of account or enrollment form, together with a personal check (in U.S. dollars and drawn against a U.S. bank) payable to “Computershare/MGE Energy”. Do not send cash, traveler’s checks, money orders or third-party checks.
•
Electronic Transfer from Bank Account: You may make monthly recurring automatic investments of a specified amount (not less than $25 or more than $50,000 per quarter) by electronic funds transfer from a pre-designated U.S. bank account.

You can initiate monthly automatic deductions online through the Investor Center at computershare.com/investor or you may complete and sign a direct debit authorization form and return it to the administrator together with a voided blank check for the account from which funds are to be drawn. Automatic deductions will be processed and will become effective as promptly as practicable.

Once a monthly automatic deduction is initiated, funds will be drawn from your designated bank account on the first day of each month (unless such date falls on a bank holiday or weekend, in which case funds will be deducted on the next banking business day) and will be invested in our common stock as soon as practicable, generally within a week.

You may change or terminate a monthly recurring automatic deduction by notifying the administrator. To be effective for a particular deduction date, however, notification must be received by the administrator at least seven business days preceding such deduction date.

See Question 14 for what happens if your check is returned unpaid for any reason, or your authorized electronic transfer is refused for any reason.

No interest will be paid on amounts held pending investment.

12.
What do I do if I want to make an optional payment exceeding $50,000 in a quarter?

You must request, and receive, our prior permission to make an optional payment exceeding the maximum amount of $50,000 in a calendar quarter. You must complete a Request for Waiver, which we may grant or deny in our sole discretion. We may alter, amend, supplement or waive, in our sole discretion, the time periods and /or other parameters relating to optional cash purchases in excess of $50,000 made by one or more participants in the Plan or new investors, at any time and from time to time, prior to granting any Request for Waiver.

To apply for approval, you should request a “Request for Waiver” form by contacting the MGE Energy Shareholder Services at 1-800-356-6423. You will need to indicate whether your proposed purchase will be $1,000,000 or more, as different procedures apply for processing your request depending upon the amount of your proposed purchase.

You may send your completed Request for Waiver form through any of the following means:

•
By email, at investor@mgeenergy.com,
•
By facsimile, at 1-608 252-1554,
•
By U.S. mail, at MGE Energy, Inc., MGE Energy Shareholder Services, PO Box 1231, Madison, Wisconsin 53701-1231, or
•
By delivery, at MGE Energy, Inc., 623 Railroad Street, Madison, Wisconsin 53703.

Please note how we process Requests for Waiver:

•
Optional Cash Payment Less Than $1,000,000: If your Request for Waiver involves an optional cash payment less than $1,000,000, it will be deemed approved unless we notify you that we have decided not to accept it. Those notifications will be made by phone or email. Shares purchased with these granted Requests for Waivers can be purchased in the open market or directly from us, based on the share source and pricing currently being used for optional cash investments up to $50,000. The procedures described in Question 13 do not apply to those optional cash payments.
•
Optional Cash Payment Equal to, or Greater Than, $1,000,000: If your Request for Waiver involves an optional cash payment equal to, or greater than, $1,000,000, we will notify you if we have accepted it. If we accept your request, we will communicate that acceptance to you in writing by fax or email, and the procedures described in Question 13 will apply. If you do not receive a response from us regarding your Request for Waiver, you should assume that we have denied your request.

Any investor that submits a Request for Waiver that is not already a Plan participant and whose Request for Waiver is approved by us, must submit a completed enrollment form (see Question 5) along with the investor’s optional cash payment. You must send the authorized amount to us according to the written instructions in the Request for Waiver form.

In deciding whether to approve a Request for Waiver, we will consider relevant factors including:

•
whether the Plan is then acquiring newly issued shares directly from us or acquiring shares in the open market;
•
our need for additional funds;
•
the attractiveness of obtaining additional funds through the sale of common stock as compared to other sources of funds;
•
the purchase price likely to apply to any sale of common stock;
•
the identity of the party submitting the request, including the extent and nature of the party’s prior participation in the Plan;
•
the number of shares of common stock held of record by the party; and
•
the aggregate number of optional cash purchases in excess of $50,000 for which Requests for Waiver have been submitted.

If Requests for Waiver are submitted for an aggregate amount in excess of the amount we are then willing to accept, we may honor such requests in order of receipt, pro-rata or by any other method that we determine to be appropriate in our sole discretion.

13.
What additional provisions apply to optional cash purchases equal to, or exceeding, $1,000,000 made pursuant to a Request for Waiver?

Our acceptance of a Request for Waiver will specify any applicable “pricing period,” “threshold price,” “pricing period extension” and “waiver discount,” as those terms are described below. The purchase price of shares of our common stock purchased pursuant to the Request for Waiver will be calculated pro rata on a daily basis using the volume weighted average price of our common stock obtained from Bloomberg LP (unless that service is unavailable, in which case we will designate another service to be utilized) as reported on the Nasdaq Global Select Market (or such other exchange or quotation system on which our common stock is then listed or quoted) for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, up to and including the closing price, for each trading day during the relevant pricing period assuming any applicable “threshold price” is met each day, less any applicable “waiver discount.”

Shares purchased pursuant to a granted Request for Waiver will be purchased directly from us. Optional cash investments made pursuant to a Request for Waiver will be priced as follows: Investments for which a Request for Waiver has been granted will be made subject to a “pricing period,” which will generally consist of one (1) to twelve (12) separate days during which trading of our common stock is reported on the Nasdaq Global Select Market. Each of these separate days will be an “investment date,” and an equal proportion of the investment amount will be invested on each trading day during such pricing period, subject to the qualifications listed below. The purchase price for shares acquired on a particular investment date will be equal to 100% (subject to change as provided below) of the volume-weighted average price (less any applicable discount), of our common stock obtained from Bloomberg LP (unless that service is unavailable, in which case we will designate another service to be utilized) as reported on the Nasdaq Global Select Market (or such other exchange or quotation system on which our common stock is then listed or quoted) for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, up to and including the closing price, for that investment date. For example, if a cash investment of $10 million is made pursuant to an approved Request for Waiver and the pricing period is ten days, the number of shares will be calculated for each day of the pricing period by taking a pro rata portion of the total cash investment for each day of the pricing period, which would be $1 million, and dividing it by the volume-weighted average price obtained from Bloomberg LP for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern time, up to and including the closing price, less any waiver discount. Funds for such investments must be received by the administrator not later than the first business day before the first day of the pricing period.

•
Pricing Period

We will specify in our acceptance of a Request for Waiver how many trading days are in a pricing period, which will generally consist of one (1) to twelve (12) separate days during which trading of our common stock is reported on the Nasdaq Global Select Market and any applicable threshold price, pricing period extension feature and waiver discount.

The administrator will apply all optional cash investments pursuant to Requests for Waiver that are approved by us and that are received by us by wire transfer on or before the first business day before the first day of the relevant pricing period to the purchase of shares of our common stock. The allocation of the shares will occur as soon as practicable, but no later than five business days after the investment date that is the last day of the pricing period or any extended pricing period. The purchase price may be subject to a threshold price and may be reduced by the waiver discount, each as more fully described below. All such optional cash investments received after the close of business on the first business day before the first day of the relevant pricing period will be returned without interest.

•
Threshold Price

We may, in our sole discretion, establish for any pricing period a “threshold price” applicable to optional cash investments made pursuant to Requests for Waiver. The threshold price will be the minimum price applicable to purchases of our common stock pursuant to Requests for Waiver during the applicable pricing period. At least three business days prior to the first day of the applicable pricing period, we will determine whether to establish a threshold price, and if the threshold price is established, its amount, and will so notify the administrator. We will then specify in our acceptance of a Request for Waiver whether there is a threshold price and, if there is a threshold price, its amount. We will make that determination, in our sole discretion, after a review of various factors, including current market conditions, the level of participation in the Plan and our current and projected capital needs.

If established for any pricing period, the threshold price will be stated as a dollar amount that the volume-weighted average price of our common stock obtained from Bloomberg LP (unless that service is unavailable, in which case we will designate another service to be utilized) as reported on the Nasdaq Global Select Market (or such other exchange or quotation system on which our common stock is then listed or quoted) for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, up to and including the closing price (not adjusted for waiver discounts, if any) must equal or exceed on each trading day of the relevant pricing period. In the event that the threshold price is not satisfied for a trading day in the pricing period or there are no trades of our common stock reported by the Nasdaq Global Select Market for a trading day, then that trading day will be excluded from the pricing period with respect to optional cash investments made pursuant to a Request for Waiver, and all trading prices for that day will be excluded from the determination of the purchase price. For example, if the threshold price is not satisfied for two of the 10 trading days in a pricing period, then the purchase price will be based upon the remaining eight trading days on which the threshold price was satisfied.

A portion of each optional cash investment made pursuant to a Request for Waiver will be returned for each trading day during a pricing period on which the threshold price is not satisfied and for each trading day on which no trades of our common stock are reported on the Nasdaq Global Select Market. The returned amount will equal the total amount of the optional cash investment multiplied by a fraction the numerator of which is the number of trading days that the threshold price is not satisfied or trades of our common stock are not reported on the Nasdaq Global Select Market and the denominator of which is the number of trading days in the pricing period. For example, if the threshold price is not satisfied or if no sales are reported for one of 10 trading days in a pricing period, one-tenth of your optional cash investment will be returned to you without interest.

The establishment of the threshold price, and the possible return of a portion of your investment in the event a threshold price is not satisfied, apply only to optional cash investments made pursuant to Requests for Waiver. Setting a threshold price for a pricing period will not affect the setting of a threshold price for any subsequent pricing period. We may waive our right to set a threshold price for any pricing period.

•
Pricing Period Extension Feature

We may, in our sole discretion, elect in our acceptance of a Request for Waiver to activate for any given pricing period a “pricing period extension feature,” which will provide that the initial pricing period will be extended by the number of days that the threshold price is not satisfied, or on which there are no trades of our common stock reported by the Nasdaq Global Select Market, subject to a maximum extension of five days. If the threshold price is satisfied for any additional day that has been added to the initial pricing period, that day will be included as one of the trading days for the pricing period in lieu of a day on which the threshold price was not met or trades of our common stock were not reported. For example, if the pricing period is 10 trading days, and the threshold price is not satisfied for three out of those 10 days, and we had indicated in our acceptance of a Request for Waiver that the pricing period extension feature was activated, then the pricing period will automatically be extended for 3 trading days, and if the threshold price is satisfied on the next three trading days, then those three days will be included in the pricing period in lieu of the three days on which the threshold price was not met. As a result, the purchase price will be based upon the ten trading days of the initial and extended pricing period on which the threshold price was satisfied and all of the optional cash investment will be invested (rather than, if we had elected not to extend the pricing period, 30% of your proposed optional cash investment being returned to you).

•
Waiver Discount

At least three business days prior to the first day of an applicable pricing period, and at the same time the threshold price is determined, if any, we may, in our sole discretion, establish a “waiver discount” of 0% to 3% from the market price applicable to optional cash investments made pursuant to a Request for Waiver. The waiver discount may vary for different investment dates but will apply uniformly to all optional cash investments made pursuant to Requests for Waiver that were accepted with respect to a particular investment date.

We will determine, in our sole discretion, whether to establish a waiver discount after a review of various factors, including current market conditions, the level of participation and our current and projected capital needs. We will specify any applicable waiver discount in our notice of acceptance of a Request for Waiver.

Setting a waiver discount for a particular investment date shall not affect the setting of a waiver discount for any subsequent investment date. The waiver discount will apply only to optional cash investments equal to or greater than $1,000,000. The waiver discount will apply to the entire optional cash purchase and not just the portion of the optional cash purchase that exceeds $1,000,000.

14.
What happens if a check is returned unpaid, or an electronic transfer is refused, by a participant’s financial institution?

If your check is returned unpaid for any reason, or your authorized electronic transfer is refused for any reason, the administrator will immediately remove shares that were purchased in anticipation of the collection of those funds from your account. Those shares will be sold to recover any uncollected funds. If the net proceeds of the sale of those shares are not sufficient to recover the full amount of the uncollected funds, the administrator reserves the right to sell additional shares from any accounts you maintain with the administrator as may be necessary to recover the full uncollected balance. There is a $35 fee for any check or other deposit that is returned unpaid by your bank and if your authorized electronic payment is refused for any reason. This fee will be collected by the administrator through the sale of the number of shares from your account necessary to satisfy the fee.

Dividend Reinvestment

15.
How do I elect reinvestment? How do I change that election?

You may elect to invest in common stock by reinvesting all or a portion of the cash dividends paid on all or a portion of the common stock registered in your name, common stock purchased through the Plan and credited to your account, and common stock deposited into the Plan for safekeeping, by designating your election with the administrator. If you elect partial reinvestment of cash dividends, you must designate the whole number of shares for which reinvestment is desired. Once you elect reinvestment, cash dividends on the designated shares of common stock will be reinvested in shares of common stock. The amount reinvested will be reduced by any amount that is required to be withheld under any applicable tax or other statutes. If you have specified partial reinvestment, that portion of cash dividends not designated for reinvestment will be sent to you by check in the usual manner or with regard to the partial reinvestment of cash dividends on common stock credited to your account, by electronic direct deposit, if you have elected the direct deposit option.

If you do not make an election with respect to shares held in your account, cash dividends paid on shares of common stock credited to your account that were purchased through the Plan or deposited into the Plan for safekeeping will automatically be reinvested in shares of common stock.

You may change at any time your reinvestment options, including changing the reinvestment level (i.e., full, partial or none) of cash dividends, online through the Investor Center at computershare.com/investor, by telephone or by delivering written instructions or a new enrollment form to that effect to the administrator.

To be effective with respect to a particular cash dividend date, any instructions to change reinvestment options must be received by the administrator prior to the cash dividend record date. If instructions are not received by the administrator prior to the record date, the instructions will not become effective until after such dividend is paid. The shares of common stock purchased with these funds will be credited to your account.

16.
When will dividend funds be reinvested?

Dividends will be invested in common stock as soon as practicable following the dividend payment. Dividends not invested in common stock within 30 days of receipt will be promptly returned to you. The administrator will hold (including in the name of its nominee), all shares of our common stock purchased or deposited for participants and will establish and maintain Plan account records that reflect each participant’s separate interest. No interest will be paid on funds held by the administrator pending investment.

17.
What provision is made for participants whose dividends are subject to tax withholding?

In those cases, we will invest an amount equal to the cash dividend less the amount of tax required to be withheld. Only the net dividend will be applied by the administrator to the purchase of common stock. Our quarterly statements for those participants will indicate the amount of tax withheld and the net dividend reinvested.

18.
Will participants be credited with dividends on fractions of shares?

Yes.

Withdrawal

19.
When and how may participants withdraw shares from the Plan?

You can withdraw from the Plan at any time by contacting the administrator through the Investor Center at computershare.com/ investor, by telephone or in writing. In your request, you can instruct the administrator to withdraw some or all of your shares by:

•
continuing to hold your whole shares in safekeeping and selling any fraction of a share less any applicable fees,
•
selling your shares, including any fraction of a share held in your account less any applicable fees.

The administrator will process a proper and complete request for withdrawal as soon as practicable (typically within five business days after receipt).

To be effective with respect to a particular cash dividend date, the administrator should receive your withdrawal request prior to the cash dividend record date. If the administrator receives your request to withdraw on or after the record date for a dividend, the administrator may either pay the dividend in cash or reinvest it under the Plan on the next investment date on your behalf. If reinvested, the administrator may sell the shares purchased and send the proceeds to you, less any applicable fees. Withdrawal of all shares held by a participant in the Plan will result in the termination of the participant’s participation in the Plan.

20.
When and how may participants sell all or a portion of their common stock from the Plan?

You have four choices when making a sale, depending on how you submit your sale request, as described below. Please see Question 23 for a description of the fees associated with each choice.

•
Market Order

A market order is a request to sell shares promptly at the current market price. Market order sales are only available at computershare.com/investor or by calling the administrator directly at 1-800-356-6423. Market order sale requests received at computershare.com/investor or by telephone will be placed promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m. Eastern Time). Any orders received after 4:00 p.m. Eastern time will be placed promptly on the next day the market is open. Depending on the number of shares being sold and current trading volume in the shares, a market order may only be partially filled or not filled at all on the trading day in which it is placed, in which case the order, or remainder of the order, as applicable, will be canceled at the end of such day. To determine if the shares were sold, you should check your account online at computershare.com/investor or call the administrator directly at 1-800-356-6423. If the market order sale was not filled and you still would like the shares sold, you will need to re-enter the sale request.

•
Batch Order

A batch order is an accumulation of all sale requests for a security submitted together as a collective request. Batch orders are submitted on each market day, assuming there are sale requests to be processed. Sale instructions for batch orders received by the administrator will be processed no later than five business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. All sale requests received in writing will be submitted as batch order sales. The administrator will seek to sell shares in round lot (100 shares) transactions. For this purpose, the administrator may combine each selling participant’s shares with those of other selling participants.

In every case of a batch order sale, the price to each selling participant will be the weighted-average sale price obtained by the administrator’s broker-dealer for each aggregate order placed by the administrator and executed by the broker.

•
Day Limit Order

A day limit order is an order to sell securities when and if they reach a specific trading price on a specific day. Day limit orders are only available at computershare.com/investor or by calling the administrator directly at 1-800-356-6423. The order is automatically canceled if the price is not met by the end of that day (or, for orders placed after-market hours, the next day the market is open). Depending on the number of shares being sold and the current trading volume in the securities, such an order may only be partially filled, in which case the remainder of the order will be canceled. The order may be canceled by the applicable stock exchange, by the administrator at its sole discretion or, if the administrator’s broker-dealer has not filled the order, at your request made online at computershare.com/investor or by calling the administrator directly at 1-800-356-6423.

•
Good-Til-Canceled (“GTC”) Limit Order

A GTC limit order is an order to sell shares when and if the shares reach a specific trading price at any time while the order remains open (generally up to 30 days). GTC limit orders are only available at computershare.com/investor or by calling the administrator directly at 1-800-356-6423. Depending on the number of shares being sold and current trading volume in the shares, sales may be executed in multiple transactions and over more than one day. If shares are traded on more than one day during which the market is open, a separate fee will be charged for each such day. The order (or any unexecuted portion thereof) is automatically canceled if the trading price is not met by the end of the order period. The order may be canceled by the applicable stock exchange, by the administrator at its sole discretion or, if the administrator’s broker-dealer has not filled the order, at your request made online at computershare.com/investor or by calling the administrator directly at 1-800-356-6423. See Question 23 for information regarding sales fees.

The administrator may, for various reasons, require a sales request to be submitted in writing. You should contact the administrator to determine if there are any limitations applicable to your particular sale request.

You should be aware that the price of our common stock may rise or fall during the period between a request for sale, its receipt by the administrator, and the ultimate sale on the open market. Instructions for a market order or a batch sale are binding and may not be rescinded.

If you elect to sell shares online at computershare.com/investor through the Investor Center, you may utilize the administrator’s international currency exchange service to convert your sale proceeds to local currency prior to those proceeds being sent to you. Receiving sales proceeds in a local currency and having a check drawn on a local bank avoids the time consuming and costly “collection” process required for cashing U.S. dollar checks. This service is subject to additional terms and conditions and fees, to which you must agree online.

The administrator reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required. In addition, if you elect to sell shares through the administrator, you will not have any authority or power to direct the time or price at which shares are sold (except for prices specified for day limit orders or GTC limit orders), and only the administrator will select the broker-dealer through whom sales are to be made.

The administrator may deduct any applicable tax withholding from the sale proceeds. Sales processed on accounts without a valid Internal Revenue Service (IRS) Form W-9 for participants that are “United States persons” (within the meaning of the Internal Revenue Code), or IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or other applicable IRS Form W-8 for participants that are not “United States persons” (within the meaning of the Internal Revenue Code), will be subject to U.S. federal backup withholding. See Question 35 for more information.

21.
When may former participants rejoin the Plan?

Generally, a former participant may again become a participant at any time by completing a new enrollment form. However, we reserve the right to reject any enrollment form from a previous participant on grounds of excessive joining and termination. This reservation is intended to minimize unnecessary administrative expense and to encourage use of the Plan as a long-term investment service.

Safekeeping Of Certificates

22.
Can certificates be sent to us for safekeeping?

If you wish, you may send any MGE Energy, Inc., stock certificates you currently hold to the plan administrator for safekeeping. This is also referred to as a custodial service. Your certificated shares will be credited to your account and reflected in your account statement. Safekeeping is beneficial to you because you no longer bear the risk and cost associated with loss, theft, or destruction of stock certificates.

If you elect this optional service, please use registered or insured mail to send your stock certificates to the plan administrator at the following address: Computershare Trust, 150 Royall Street, Suite 101, Canton, Massachusetts 02021. You must include written instructions indicating that these shares are to be placed in your account. Do not endorse the stock certificates. You bear the risk of loss in transit, and we urge you to use a delivery system with a tracking mechanism to protect your investment.

In the event that a certificate is lost, a bond and replacement fee will be assessed based upon the current surety rate of 3% of the current market value of the shares (minimum of $50) represented by the lost certificate, plus a processing fee (currently $65 if participants go online to replace certificates, $80 for all other requests).

Costs

23.
Are there any expenses to participants under the Plan?

Costs to administer the Plan will be paid by us, except that the trading fees described below will apply to purchases of shares on the open market and the trading fees and transaction fees described below will apply to sales of shares by participants.

There are no fees charged to participants when shares of common stock purchased under the Plan are newly issued shares, because shares are purchased from us, and no trading fee is incurred.

For additional charges that may apply, please refer to the table below:

Fee Disclosure Table
Enrollment Fee	None
Purchase/Investment Fees
Administrative Fee	None
Purchases from the Company	None
Purchases in the open market – Trading fee	$0.05 per share
Sales Fees
Sales – Trading fee	$0.12 per share
Transaction fees:
Batch order sales…………………………	$25.00 per transaction
Market order sales	$25.00 per transaction
Day limit order sales	$25.00 per transaction
Good-til-Canceled order sales	$25.00 per transaction
Agent assistance fee	$15.00 per transaction
Direct deposit of proceeds	$5.00 per transaction
Wire of sale proceeds	$35.00 per transaction
Fee for Returned Checks / Insufficient Funds	$35.00 per item
Certificate Deposit	None

Per share fees include any applicable brokerage commissions the administrator is required to pay. Any fractional shares will be rounded up to a whole share for purposes of calculating the per share fee.

Reports To Participants

24.
What kind of reports will be sent to participants in the Plan?

Statements of account activity will be sent to you after each transaction. Each account statement will show the amount invested, the purchase or sale price, the number of shares purchased or sold and any applicable fees, as well as any activity associated with share deposits or withdrawals. The statement will include specific cost basis information in accordance with applicable law. Please notify the administrator promptly if your address changes. Account statements are the participant’s continuing record of purchases and should be retained for income tax purposes.

25.
What other communications will participants receive from us?

Each participant will receive the same communications as every other shareholder of record. These communications include quarterly financial reports, the annual financial report, the notice of annual meeting of shareholders and the proxy statement, proxy, and income tax information, including 1099 forms for reporting dividends and sale proceeds received by the participant. See Question 31 regarding voting of shares held in the Plan.

Administration

26.
Who is the administrator and what are the responsibilities of MGE Energy, Inc. and the administrator under the Plan?

Computershare Trust Company, N.A., is the Plan administrator. Computershare is responsible for administering the Plan, receiving all your cash investments, maintaining records of account activities, issuing statements of account and performing other duties required by the Plan.

If we have decided that shares purchased under the Plan are to be purchased in the open market, the administrator or another agent selected by the administrator that is an “agent independent of the issuer,” as that term is defined in the rules and regulations under the Securities Exchange Act of 1934, will purchase shares of common stock in the open market. In this prospectus, we refer to the “agent independent of the issuer” as the “independent agent.” The administrator will use a registered broker-dealer that is independent of us as the independent agent to make these purchases. The independent agent may be affiliated with the administrator. The independent agent is responsible for purchasing and selling shares of common stock in the open market for participants’ accounts in accordance with the provisions of the Plan.

Neither we nor the administrator will be liable for any act done in good faith, or for any omission to act in good faith, including, without limitation, any act giving rise to a claim of liability arising out of failure to terminate a participant’s participation in the Plan upon a participant’s death prior to the receipt of notice in writing of such death, the prices at which shares of our common stock are purchased or sold for participants’ accounts, the times when purchases or sales are made, or fluctuations in the market value of our common stock.

A participant should recognize that neither we nor the administrator can assure a profit or protect against a loss on our common stock purchased or sold under the Plan.

The foregoing does not affect a participant’s right to bring a cause of action based on alleged violations of federal securities laws.

27.
Can the Plan be changed or discontinued?

We reserve the right to suspend, modify, or terminate the Plan at any time. Notice of any suspension, modification, or termination will be sent to all affected participants.

The administrator also may terminate your Plan account if you do not own at least one whole share. In the event that your Plan account is terminated for this reason, a check for the cash value of the fractional share based upon the then-current market price, less any applicable fees, will be sent to you and your account will be closed.

28.
Who interprets and regulates the Plan?

We reserve the right to interpret and regulate the Plan.

29.
Which law governs the Plan?

The Plan is governed by and construed in accordance with the laws of the State of Wisconsin.

Other Information

30.
What happens if we issue a stock dividend or declare a stock split?

Any stock dividends or split shares distributed by us on common stock held in the Plan for a participant will be credited to the participant’s Plan balance. Stock dividends or split shares distributed on certificated shares registered in the name of a participant will be registered in the participant’s name and may be issued in book entry form through the direct registration system.

31.
How will participants’ common stock be voted at meetings of shareholders?

The common stock credited to a participant’s account may only be voted in accordance with the participant’s instructions given on a proxy form, which will be furnished to all shareholders.

Federal Income Tax Consequences

The federal income tax information in Questions 32 through 35 is provided only as a guide to noncorporate participants who hold shares of our common stock as a capital asset. You should consult with your own tax advisors for more specific information on rules regarding the tax consequences of the Plan under federal and state income tax laws and the tax basis of shares held under the Plan in special cases, such as death of a participant or a gift of Plan shares and for other tax consequences.

Because state income tax laws vary between states, information on state tax consequences is not discussed in this prospectus. You should consult with your own tax advisors regarding the tax consequences of Plan participation under the specific state income tax laws to which you are subject.

32.
What are the federal income tax consequences of participation in the Plan?

Participants in the Plan, in general, have the same federal income tax obligations with respect to dividends on their common stock as do shareholders who are not participants in the Plan. Cash dividends reinvested under the Plan will be treated for federal income tax purposes as having been received even though the participant does not actually receive cash but, instead, purchases common stock under the Plan. Generally, any dividends described above will be taxable to participants as ordinary dividend income to the extent of our current or accumulated earnings and profits for federal income tax purposes. The amount of any dividends in excess of earnings and profits will reduce a participant’s tax basis in the common stock with respect to which the dividend was received, and, to the extent in excess of basis, result in capital gain.

Dividends will be eligible for a reduced rate of federal income taxation for individuals (not exceeding 20%), provided that the dividends are paid with respect to shares held for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date, the individual is not obligated to make related payments with respect to substantially similar or related property (for example, pursuant to a short sale of such shares), and certain other conditions are met. As a separate matter, investment earnings, such as dividends and gains from common stock, will be subject to a 3.8% Medicare tax in the hands of individuals having adjusted gross income in excess of $200,000 ($250,000 in the case of joint returns). The same tax will apply in the case of certain trusts and estates.

Participants in the Plan will not recognize any income for federal income tax purposes upon the purchase of shares of common stock with initial investments and optional cash payments. See Question 33 regarding the tax basis of those shares.

33.
What is the federal tax basis of shares of common stock purchased under the Plan?

In order to determine the tax basis of shares purchased under the Plan and for other tax consequences, you should consult with your tax advisor. As a general rule, the tax basis of shares (or any fraction of a share) of common stock purchased under the Plan will be equal to the purchase price for those shares (or share), including any trading fees paid. The holding period for shares of common stock purchased under the Plan (or a fraction thereof) will begin on the day following the purchase date.

34.
What are the federal income tax consequences of a sale of common stock purchased under the Plan?

A participant will not realize any federal taxable income upon withdrawal from the Plan, or our termination of the Plan. However, gain or loss generally will be realized when a participant sells or otherwise disposes of shares and with respect to any cash payment by us for a fractional share.

The gain or loss will be equal to the difference between the amount received for shares (or a fractional share) and the participant’s tax basis therefor. If shares of common stock purchased under the Plan are held for more than one year, the gain or loss realized upon the sale thereof generally will be long-term capital gain or loss; if the shares are held for a shorter period, the gain or loss will be short-term capital gain or loss.

The maximum federal income tax rate for individual taxpayers on adjusted net capital gain (that is, generally, the excess of the taxpayer’s net long-term capital gain over the taxpayer’s net short-term capital loss) is 20% (plus the 3.8% Medicare tax for certain individuals as described above)

The type of tax information we provide to you on the sale of Plan shares will depend on whether the shares sold were purchased after 2011 (Post-2011 shares) or before 2012 (Pre-2012 shares). Unless otherwise instructed, any sale of Plan shares will be deemed to first come from your Pre-2012 shares, starting with the oldest, until all your Pre-2012 shares have been sold. After all your Pre-2012 shares have been sold, and unless otherwise instructed, any sale of Plan shares will be deemed to come from your Post-2011 shares, starting with the oldest.

When Pre-2012 shares are sold, we will be required to report to you on IRS Form 1099-B only the gross proceeds from the sale of such shares. When Post-2011 shares are sold, we will also be required to report to you on IRS Form 1099-B the basis and holding period of such Post-2011 shares. Because, unless otherwise instructed, sales of any Post-2011 shares will be deemed to come from your Post-2011 shares, starting with the oldest, the holding period and basis reported to you from a sale will be the holding period and basis of such oldest shares.

You should consult with your tax advisor to determine the tax basis and holding period of shares purchased under the Plan and whether in your situation there are other methods for determining the basis and holding periods of shares sold.

35.
Is income on shares held in the Plan subject to withholding?

If you fail to furnish a properly completed Form W-9 or its equivalent, then the federal income tax “backup withholding” provisions will require us to withhold tax from any dividends and sales proceeds.

Participants who are not United States citizens or residents are generally subject to a withholding tax on any dividends payable to them. In general, the rate of withholding tax is 30% unless it is reduced under an income tax treaty between the United States and the participant’s country of residence. Dividends and sales proceeds payable to participants who hold their shares through a foreign financial institution may be subject to special reporting rules referred to as “FATCA.” Under these rules, the foreign financial institution must comply with various information reporting, withholding and other requirements with respect to dividends and, except as described below, sales proceeds. If these rules are applicable but are not complied with, such dividends and sales proceeds will be subject to withholding tax at a rate of 30% notwithstanding a treaty that provides for a lower rate. On December 13, 2018, the IRS issued proposed regulations that would eliminate the obligation to satisfy the FATCA requirements with respect to sales proceeds (but retain them for dividends). The proposed regulations are not yet final, but the preamble specifies that taxpayers are permitted to rely on them pending finalization.

DESCRIPTION OF COMMON STOCK

The following description of our common stock is not complete and may not contain all the information you should consider before investing in our common stock. This description is summarized from, and qualified in its entirety by reference to, our Amended and Restated Articles of Incorporation, our Amended and Restated Bylaws and the other documents referred to below, which have been publicly filed with the SEC, as well as the applicable provisions of the Wisconsin Business Corporation Law. See “Where You Can Find More Information.” As used in this “Description of Common Stock,” the terms “MGE Energy”, “our company”, “we”, “our” and “us” refer to MGE Energy, Inc., a Wisconsin corporation, and do not, unless otherwise specified, include any of its subsidiaries.

General

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $1 per share, of which 36,563,899 shares were issued and outstanding as of February 20, 2026.

Voting Rights

Except as described below under “Limitation of Voting Rights of Substantial Shareholders,” each share of our common stock entitles its holder to one vote in all elections of directors and any other matter submitted to a vote at a meeting of shareholders.

We have a board of directors divided into three classes. Each class serves a staggered term of three years. Approximately one third of the members of the board of directors are elected at each annual meeting of our shareholders. The common stock does not have cumulative voting rights.

All corporate action to be taken by our shareholders may be authorized by a majority of votes cast by holders entitled to vote at a duly authorized meeting, although:

•
the affirmative vote of the holders of two-thirds of our outstanding stock entitled to vote is necessary to amend our Amended and Restated Articles of Incorporation and to approve various fundamental corporate changes, including a merger or share exchange, the sale of all or substantially all of our property otherwise than in the usual and regular course of business, or the dissolution or revocation of dissolution of our company previously approved by our shareholders; and
•
the affirmative vote of the holders of 80% of our outstanding stock entitled to vote for the election of directors is required to amend the provisions of our Amended and Restated Bylaws relating to the removal of directors only for cause.

Provisions for Shareholder Nominations and Shareholder Proposals at Shareholder Meetings. Our Amended and Restated Bylaws establish an advance notice procedure for shareholders to nominate candidates for election as directors or to bring other business before annual or special meetings of our shareholders. We refer to that procedure as the Shareholder Notice Procedure. The Shareholder Notice Procedure generally requires that written notice of nominations or proposals for business must be received by us (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of shareholders, and (ii) in the case of a special meeting, not more than 120 days prior to the date of that special meeting and not less than the later of 90 days prior to the date of that special meeting and 10 days after the day on which a public announcement is first made of the date of that special meeting and the nominees, if any, to be elected at that special meeting who were proposed by our board of directors. As to any proposed nominees, the notice must contain, among other things, information regarding the nominees as is required to be disclosed under federal proxy disclosure rules. As to any other proposed business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting the business at the meeting, and any material interest of the shareholder in that business. All notices must provide name, address and shareholdings of the shareholder.

Limitation of Voting Rights of Substantial Shareholders

Amended and Restated Articles of Incorporation. Article Eighth of our Amended and Restated Articles of Incorporation provides for limited voting rights by the record holders of our “voting stock” that is beneficially owned by a “Substantial Shareholder.” These provisions may render more difficult or discourage a merger involving our company, an acquisition of our company, the acquisition of control over our company by a Substantial Shareholder, and the removal of incumbent management.

Under Article Eighth, a Substantial Shareholder (including the shareholders of record of its beneficially owned shares) is entitled to cast one vote per share (or another number of votes per share as may be specified in or pursuant to our Amended and Restated Articles of Incorporation) with respect to the shares of voting stock which would entitle the Substantial Shareholder to cast up to 10% of the total number of votes entitled to be cast in respect of all the outstanding shares of voting stock. With respect to shares of voting stock that would entitle the Substantial Shareholder to cast more than 10% of the total number of votes, however, the Substantial Shareholder is entitled to only one one-hundredth (1/100th) of the votes per share which it would otherwise be entitled to cast. In addition, in no event may a Substantial Shareholder exercise more than 15% of the total voting power of the holders of voting stock (after giving effect to the foregoing limitations).

If the shares of voting stock beneficially owned by a Substantial Shareholder are held of record by more than one person, the aggregate voting power of all holders of record, as limited by the provisions described above, will be allocated in proportion to the number of shares held. In addition, our Amended and Restated Articles of Incorporation provide that a majority of the voting power of all the outstanding shares of voting stock (after giving effect to the foregoing limitations on voting rights) constitutes a quorum at all meetings of shareholders.

For the purposes of Article Eighth:

“Voting stock” includes our common stock and, unless expressly exempted by our shareholders or our board of directors in connection with the authorization of a class or series of preferred or preference stock, any class or series of preferred or preference stock then outstanding entitling its holder to vote on any matter with respect to which a determination is being made pursuant to Article Eighth. Our Amended and Restated Articles of Incorporation do not presently authorize any class of stock other than common stock.

“Substantial Shareholder” includes any person or entity (other than us, any of our subsidiaries, our and our subsidiaries’ employee benefit plans and the trustees thereof), or any group formed for the purpose of acquiring, holding, voting, or disposing of shares of voting stock, that is the beneficial owner of voting stock representing 10% or more of the votes entitled to be cast by the holders of all the then outstanding shares of voting stock. For purposes of our Amended and Restated Articles of Incorporation, a person is deemed to be a “beneficial owner” of any shares of voting stock which that person (or any of its affiliates or associates) beneficially owns, directly or indirectly, or has the right to acquire or to vote, or which are beneficially owned, directly or indirectly, by any other person with which that person (or any of its affiliates or associates) has an agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of voting stock.

The following is an example of how the votes available to a Substantial Shareholder would be limited by Article Eighth. The example assumes we have a Substantial Shareholder who holds 600 of 1,000 outstanding shares of voting stock. In the absence of the provision, the Substantial Shareholder would be entitled to cast 600 out of 1,000 votes, or 60% – i.e., one vote for each share held. Under the provision, the Substantial Shareholder would be limited to 70 out of 470 votes, or just under 15%. The provision restricts the votes available to the Substantial Shareholder in two ways – it limits the votes available for shares representing more than 10% of the outstanding voting stock and further limits the vote so calculated to no more than 15% of the total voting power of the holders of voting stock. Under the first limit, the Substantial Shareholder would have 105 votes – one vote for each share up to 10% of the outstanding voting stock (100 shares representing 100 votes) and one-one hundredth vote for each additional share (500 shares representing 5 votes). The second limit would further restrict the votes available since, prior to any further adjustment, the Substantial Shareholder would be entitled to cast 21% of the total voting power – i.e., 105 votes out of a total of 505 votes then entitled to be cast (that is, 105 votes by the Substantial Shareholder and 400 votes by all other shareholders). The second limit reduces those votes until the percentage does not exceed 15% – i.e., 70 votes out of a total of 470 entitled to be cast by all shareholders (that is, 70 votes by the Substantial Shareholder and 400 votes by all other shareholders).

Accordingly, beneficial owners of more than 10% of the outstanding shares of our voting stock will be unable to exercise voting rights proportionate to their equity interests.

Wisconsin Control Share Statute. Subject to specified exceptions, Section 180.1150 of the Wisconsin Business Corporation Law, which is referred to as the Wisconsin control share statute, limits the voting power of shares of a Wisconsin corporation held by any person or persons acting as a group in excess of 20% of the voting power in the election of directors to 10% of the full voting power of those excess shares. In other words, a person holding 500 shares of a corporation subject to Section 180.1150 of the Wisconsin Business Corporation Law with 1,000 shares outstanding would be limited to 230 votes (that is, 200 votes (20% of the total voting power) plus 30 votes (10% of the excess 300 shares)) on any matter subjected to a shareholder vote. Full voting power may be restored if a majority of the voting power shares represented at a meeting are voted in favor of a restoration of full voting power. This provision may deter any shareholder from acquiring in excess of 20% of our outstanding voting stock.

Possible Anti-Takeover Effects of Certain Provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws and Wisconsin State Law

Provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws providing for a classified board of directors, limiting the rights of shareholders to remove directors, reducing the voting power of persons holding 10% or more of our common stock, requiring a two-thirds vote with respect to an amendment of the Articles and various fundamental corporate changes and permitting us to issue additional shares of common stock without further shareholder approval except as required under rules of the Nasdaq Global Select Market could have the effect, among others, of discouraging takeover proposals for our company or impeding a business combination between us and a major shareholder.

Wisconsin Holding Company Act. The Wisconsin Holding Company Act provides that no person may take, hold or acquire, directly or indirectly, more than 10% of the outstanding voting securities of a holding company, such as our company, unless the Public Service Commission of Wisconsin (PSCW) determines that such action is in the best interest of utility consumers, investors and the public.

Dividend Rights

Future dividends may be declared or paid at the discretion of our board of directors and will depend on our future earnings, financial condition and other factors. Our ability to pay dividends depends upon whether we receive dividends from our subsidiaries, which, in turn, depends on the earnings, financial requirements, contractual and regulatory restrictions of our subsidiaries (in particular, MGE) and other factors. Our subsidiaries have financial obligations that must be satisfied before funding us, including debt service and obligations to trade creditors, among others. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts on our common stock or to make any funds available therefor, whether by dividends, loans or other payments.

Dividend payments by MGE to us are subject to restrictions arising under a PSCW rate order. The PSCW order restricts any dividends that MGE may pay MGE Energy if MGE’s common equity ratio, calculated in the manner used in the rate proceeding, is less than 55%. MGE’s thirteen month rolling average common equity ratio as of December 31, 2025, was 58% as determined under the calculation used in the rate proceeding. This restriction did not impact MGE’s payment of dividends in 2025. Cash dividends of $51.5 million and $34.5 million, respectively, were paid by MGE to MGE Energy in 2025 and 2024. The rate proceeding calculation includes as indebtedness imputed amounts for MGE’s outstanding purchase power capacity payments and other PSCW adjustments but does not include the indebtedness associated with MGE Power Elm Road, LLC, or MGE Power West Campus, LLC, which are consolidated into MGE’s financial statements but are not direct obligations of MGE.

Our subsidiary, MGE Power West Campus, LLC, has covenanted with the holders of its outstanding senior secured notes not to declare or make distributions to us in the event that, both before and after giving effect to such distribution, its total debt to total capitalization would exceed 0.65 to 1.00 or its projected debt service coverage ratio for the following four fiscal quarters would be less than 1.25 to 1.00. Projected debt service coverage considers the projected revenues available for debt service, after deducting expenses other than debt service, in relation to projected debt service on indebtedness.

Our subsidiary, MGE Power Elm Road LLC, has covenanted with the holders of its outstanding senior secured notes not to declare or make distributions to us in the event that, both before and after giving effect to such distribution, its projected debt service coverage ratio for the following four fiscal quarters would be less than 1.25 to 1.00. Projected debt service coverage considers the projected revenues available for debt service, after deducting expenses other than debt service, in relation to projected debt service on indebtedness.

Liquidation Rights

In the event we liquidate or dissolve, holders of our then outstanding common stock are entitled to receive ratably all of our assets remaining after all of our liabilities have been paid.

Preemptive and Subscription Rights

Holders of our common stock, solely by virtue of their holdings, do not have any preemptive rights to subscribe for or purchase any shares of our capital stock which we may issue in the future.

Liability to Further Calls or to Assessment

All of our outstanding shares of common stock have been fully paid and are nonassessable.

Miscellaneous

We reserve the right to increase, decrease, or reclassify our authorized capital stock and to amend or repeal any provisions in our Amended and Restated Articles of Incorporation or in any amendment thereto in the manner now or hereafter prescribed by law, subject to the limitations in our Amended and Restated Articles of Incorporation. All rights conferred on the holders of our common stock in our Amended and Restated Articles of Incorporation or any amendment thereto are subject to this reservation. Our common stock does not have any conversion rights.

COMMON STOCK DIVIDENDS AND MARKET

We have paid quarterly dividends on our common stock since the share exchange in which we became the parent holding company of MGE.

Our practice of paying dividends quarterly (in March, June, September, and December), the time of payment, and the amount of future dividends are necessarily dependent upon our earnings, financial requirements, and other factors. See “Description of Common Stock – Dividend Rights” above for more information.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “MGEE.”

PLAN OF DISTRIBUTION

Except to the extent the independent agent purchases shares of our common stock in the open market, we will sell directly to the Plan participants the shares of our common stock purchased under the Plan. There are no fees in connection with the purchases of such newly issued shares of our common stock.

In connection with the administration of the Plan, we may be requested to approve investments made pursuant to Requests for Waiver by or on behalf of Plan participants or other investors who may be engaged in the securities business.

Persons who acquire shares of our common stock through the Plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances may be participating in a distribution of securities that would require compliance with Regulation M under the Securities Exchange Act of 1934 and may be considered to be underwriters within the meaning of the Securities Act of 1933. We will not extend to any such person any rights or privileges other than those rights and privileges to which that person would be entitled as a Plan participant, nor will we enter into any agreement with any such person regarding the resale or distribution by that person of the shares of our common stock so purchased. We may, however, accept investments made pursuant to Requests for Waiver by those persons.

From time to time, financial intermediaries, including brokers and dealers, and other persons may engage in positioning transactions to benefit from any waiver discounts applicable to investments made pursuant to Requests for Waiver under the Plan. Those transactions may cause fluctuations in the trading volume of our common stock. Financial intermediaries and such other persons who engage in positioning transactions may be deemed to be underwriters. We have no arrangements or understandings, formal or informal, with any person relating to the sale of shares of our common stock to be received under the Plan. We reserve the right to modify, suspend or terminate participation in the Plan by otherwise eligible persons to eliminate practices that are inconsistent with the purpose of the Plan. In connection with any investment in which the independent agent purchases shares of our common stock on the open market or in privately negotiated transactions with third parties, you will pay your pro rata share of all trading fees. Upon withdrawal by a participant from the Plan by the sale of shares of our common stock held under the Plan, based on the sales option selected, the participant will receive the proceeds of that sale less applicable trading fees, transaction fees and any applicable withholdings, transfer or other taxes. Our common stock may not be available under the Plan in all states. We are not making an offer to sell our common stock in any state where the offer or sale is not permitted.

LEGAL MATTERS

Legal matters with respect to the common stock offered by this prospectus will be passed upon for us by Stafford Rosenbaum LLP, Madison, Wisconsin.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to MGE Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov.

You can find additional information about MGE Energy on our website at http://www.mgeenergy.com. Copies of documents we file with the SEC may be obtained from our website free of charge. Information contained on MGE Energy’s website (including any such information referred to herein) shall not be deemed incorporated into, or to be a part of, this prospectus.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered shares of common stock are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to previously filed documents with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we have filed with the SEC and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than any information in any such document that is deemed to have been “furnished” but not “filed” under the SEC rules) until the offering of the shares of our common stock pursuant to this prospectus is terminated:

•
Our Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on February 24, 2026;

•
The sections of our Definitive Proxy Statement on Schedule 14A for our 2025 Annual Meeting of Shareholders filed with the SEC on April 4, 2025 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024;

•
Our Current Reports on Form 8-K dated January 22, 2026 and January 27, 2026; which were filed with the SEC on January 27, 2026 and January 29, 2026, respectively; and
•
The description of our common stock filed as Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 24, 2026, and any subsequent amendments or reports filed for the purpose of updating such description.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

MGE Energy, Inc.

PO Box 1231

Madison, Wisconsin 53701-1231

Attention: MGE Energy Shareholder Services

Telephone: (800) 356-6423

Email: investor@mgeenergy.com

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

Prospectus

MGE ENERGY, INC.

Common Stock, $1 Par Value

Debt Securities

Warrants

Stock Purchase Contracts

Stock Purchase Units

Units

We intend to offer from time to time, at prices and on terms to be determined at or prior to the time of sale, any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of our securities. We will provide specific information about the offerings in supplements to this prospectus. You should read both this prospectus and any related prospectus supplement carefully before you invest.

Our common stock is quoted on the Nasdaq Global Select Market under the symbol “MGEE.”

Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus, the “Risk Factors” section in any accompanying prospectus supplement and the “Risk Factors” section in our most recent Annual Report on Form 10-K, as updated by any subsequently filed Quarterly Reports on Form 10-Q, which is incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer and sell our securities on a delayed or continuous basis through one or more underwriters, dealers or agents, or directly to purchasers, or through a combination of these methods. We will set forth in the related prospectus supplement the name of the underwriters or agents, the discount or commission received by them from us as compensation, our other expenses for the offering and sale of our securities, and the net proceeds we receive from the sale. The prospectus supplement will also describe the specific manner in which these securities will be offered and may also add, update or change information contained in this prospectus with respect to that offering. See “Plan of Distribution” for more information. Our securities may not be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

The date of this prospectus is February 24, 2026.

TABLE OF CONTENTS

	Page		Page
About This Prospectus	i	Description of Stock Purchase Contracts and
Forward-Looking Statements	ii	Stock Purchase Units	15
MGE Energy, Inc.	1	Description of Units	16
Risk Factors	2	Plan of Distribution	17
Use of Proceeds	2	Legal Matters	18
Description of Common Stock	3	Experts	18
Common Stock Dividends and Market	6	Where You Can Find More Information	18
Description of Debt Securities	7
Description of Warrants	13

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell our securities in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will describe in a supplement to this prospectus specific information about that offering. We may also authorize a free writing prospectus to be provided to you that may contain material information relating to the offering. The applicable prospectus supplement or any applicable free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement or any free writing prospectus, you should rely on the information in the prospectus supplement or the free writing prospectus, as applicable. The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. Before you invest in our securities, you should carefully read the registration statement (including the exhibits) of which this prospectus forms a part, this prospectus, the applicable prospectus supplement (and any applicable free writing prospectuses), together with the documents incorporated by reference into this prospectus. The incorporated documents are described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement or in any applicable free writing prospectus that we file with the SEC in connection with an offering of securities under this prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement or in any such free writing prospectus is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We will not offer to sell, or seek offers to buy, our securities in any jurisdictions where offers and sales are not permitted. The distribution of this prospectus and any accompanying prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus and any accompanying prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus and any accompanying prospectus supplement outside the United States. This prospectus and any accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any of our securities offered by this prospectus and any accompanying prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “MGE Energy”, “our company”, “we”, “our” and “us” refer to MGE Energy, Inc. and its subsidiaries.

i

Forward-Looking Statements

This prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference as described under the heading “Where You Can Find More Information” contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. Such forward-looking statements are based on historical performance and current expectations, estimates, forecasts and projections about our future financial results, goals, plans, commitments, strategies and objectives, particularly related to future load growth, revenues, expenses, capital expenditures and rate recovery, financial resources, regulatory matters, and the scope and expense associated with future environmental regulation. Such statements involve inherent risks, assumptions and uncertainties, known or unknown, including internal or external factors that could delay, divert or change any of them, that are difficult to predict, may be beyond our control and could cause our future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. Words such as “believe,” “expect,” “anticipate,” “estimate,” “could,” “should,” “intend,” “will,” “commit,” “target,” “plan,” and other similar words, and words relating to goals, targets and projections, generally identify forward-looking statements. We caution investors that these forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed, or implied.

The factors that could cause actual results to differ materially from the results described in the forward-looking statements include:

•
any risk factors discussed in this prospectus and any accompanying prospectus supplement;
•
the factors discussed in the following sections of our annual report on Form 10-K most recently filed with the SEC: Part I, Item 1A. Risk Factors, Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Item 8. Financial Statements and Supplementary Data, Footnote 16. Commitments and Contingencies, as those factors may be updated in the following sections of any subsequently filed quarterly report on Form 10-Q: Part II, Item 1A. Risk Factors, and Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations; all of which sections are incorporated by reference into this prospectus; and
•
other factors discussed in filings we make with the SEC.

You are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date on the front of this prospectus, the date of our most recently filed annual report on Form 10-K or, as the case may be, as of the date on which we make any subsequent forward-looking statement that is deemed incorporated by reference into this prospectus. We do not undertake any obligation to publicly update or revise any forward-looking statement to reflect events or circumstances after the date as of which any such forward-looking statement is made, except as required by law.

ii

MGE Energy, Inc.

MGE Energy, Inc., a Wisconsin corporation incorporated in 2001, is the parent holding company of Madison Gas and Electric Company (MGE), a regulated public utility, as well as of nonregulated subsidiaries.

MGE is a Wisconsin public utility that generates and distributes electricity to nearly 170,000 customers throughout 264 square miles of Dane County, Wisconsin. MGE also purchases, transports and distributes natural gas to approximately 180,000 customers in 1,722 square miles of service territory in the south-central Wisconsin counties of Columbia, Crawford, Dane, Iowa, Juneau, Monroe, and Vernon. MGE has served the Madison area since 1896.

Our subsidiary MGE Power, LLC, was formed to develop, acquire, and own electric generating facilities. Together with the University of Wisconsin-Madison, MGE Power West Campus, LLC, a subsidiary of MGE Power, LLC, developed and built a natural gas-fired cogeneration plant to help meet the future needs of the University and MGE customers. The facility produces steam heat and chilled water air conditioning for the University and approximately 150 megawatts of electricity to meet demand in the Madison area. MGE Power Elm Road, LLC, a subsidiary of MGE Power, LLC, owns an undivided 8.33% ownership interest in each of two 615 megawatts coal-fired generating units in Oak Creek, Wisconsin. We can receive up to a total of 100 megawatts from the units – 50 megawatts from each unit.

We also own MGE Transco Investment LLC, which holds our investment interest in the American Transmission Company LLC, a company engaged in the business of providing electric transmission services primarily in Wisconsin; and MGEE Transco, LLC, which holds an investment interest in ATC Holdco LLC, a company created to facilitate electric transmission development opportunities and investments outside Wisconsin. Our other subsidiaries provide support to our regulated activities and are not material to our overall operations.

Our principal executive offices are located at 133 South Blair Street, Madison, Wisconsin 53788, and our telephone number is (608) 252-7000. We also have a website located at www.mgeenergy.com. The information found on, or otherwise accessible through, our website is not incorporated in, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

1

Risk Factors

Investing in our securities involves risks. You should carefully consider the information under the heading “Risk Factors” in:

•
any prospectus supplement relating to any securities we are offering;
•
our annual report on Form 10-K most recently filed with the SEC, which is incorporated by reference into this prospectus;
•
our quarterly reports on Form 10-Q filed with the SEC after that annual report on Form 10-K, which are incorporated by reference into this prospectus;
•
any documents we file with the SEC after the date of this prospectus and which are deemed incorporated by reference into this prospectus; and
•
any applicable free writing prospectus.
Use of Proceeds

Unless we indicate otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of any of the offered securities for general corporate purposes, including, among others:

•
repayment of short-term debt;
•
repurchase, retirement or refinancing of other securities;
•
funding capital expenditures; and
•
investments in subsidiaries.

We will describe in the related prospectus supplement any specific allocation of the proceeds to a particular purpose that we have made at the date of that prospectus supplement. We will temporarily invest any net proceeds that we do not immediately use in marketable securities.

2

Description of Common Stock

The following description of our common stock is not complete and may not contain all the information you should consider before investing in our common stock. This description is summarized from, and qualified in its entirety by reference to, our Amended and Restated Articles of Incorporation, our Amended and Restated Bylaws and the other documents referred to below, which have been publicly filed with the SEC, as well as the applicable provisions of the Wisconsin Business Corporation Law. See “Where You Can Find More Information.” As used in this “Description of Common Stock,” the terms “MGE Energy”, “our company”, “we”, “our” and “us” refer to MGE Energy, Inc., a Wisconsin corporation, and do not, unless otherwise specified, include any of its subsidiaries.

General

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $1 per share, of which 36,563,899 shares were issued and outstanding as of February 20, 2026.

Voting Rights

Except as described below under “Limitation of Voting Rights of Substantial Shareholders,” each share of our common stock entitles its holder to one vote in all elections of directors and any other matter submitted to a vote at a meeting of shareholders.

We have a board of directors divided into three classes. Each class serves a staggered term of three years. Approximately one third of the members of the board of directors are elected at each annual meeting of our shareholders. The common stock does not have cumulative voting rights.

All corporate action to be taken by our shareholders may be authorized by a majority of votes cast by holders entitled to vote at a duly authorized meeting, although:

•
the affirmative vote of the holders of two-thirds of our outstanding stock entitled to vote is necessary to amend our Amended and Restated Articles of Incorporation and to approve various fundamental corporate changes, including a merger or share exchange, the sale of all or substantially all of our property otherwise than in the usual and regular course of business, or the dissolution or revocation of dissolution of our company previously approved by our shareholders; and
•
the affirmative vote of the holders of 80% of our outstanding stock entitled to vote for the election of directors is required to amend the provisions of our Amended and Restated Bylaws relating to the removal of directors only for cause.

Provisions for Shareholder Nominations and Shareholder Proposals at Shareholder Meetings. Our Amended and Restated Bylaws establish an advance notice procedure for shareholders to nominate candidates for election as directors or to bring other business before annual or special meetings of our shareholders. We refer to that procedure as the Shareholder Notice Procedure. The Shareholder Notice Procedure generally requires that written notice of nominations or proposals for business must be received by us (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of shareholders, and (ii) in the case of a special meeting, not more than 120 days prior to the date of that special meeting and not less than the later of 90 days prior to the date of that special meeting and 10 days after the day on which a public announcement is first made of the date of that special meeting and the nominees, if any, to be elected at that special meeting who were proposed by our board of directors. As to any proposed nominees, the notice must contain, among other things, information regarding the nominees as is required to be disclosed under federal proxy disclosure rules. As to any other proposed business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting the business at the meeting, and any material interest of the shareholder in that business. All notices must provide name, address and shareholdings of the shareholder.

3

Limitation of Voting Rights of Substantial Shareholders

Amended and Restated Articles of Incorporation. Article Eighth of our Amended and Restated Articles of Incorporation provides for limited voting rights by the record holders of our “voting stock” that is beneficially owned by a “Substantial Shareholder.” These provisions may render more difficult or discourage a merger involving our company, an acquisition of our company, the acquisition of control over our company by a Substantial Shareholder, and the removal of incumbent management.

Under Article Eighth, a Substantial Shareholder (including the shareholders of record of its beneficially owned shares) is entitled to cast one vote per share (or another number of votes per share as may be specified in or pursuant to our Amended and Restated Articles of Incorporation) with respect to the shares of voting stock which would entitle the Substantial Shareholder to cast up to 10% of the total number of votes entitled to be cast in respect of all the outstanding shares of voting stock. With respect to shares of voting stock that would entitle the Substantial Shareholder to cast more than 10% of the total number of votes, however, the Substantial Shareholder is entitled to only one one-hundredth (1/100th) of the votes per share which it would otherwise be entitled to cast. In addition, in no event may a Substantial Shareholder exercise more than 15% of the total voting power of the holders of voting stock (after giving effect to the foregoing limitations).

If the shares of voting stock beneficially owned by a Substantial Shareholder are held of record by more than one person, the aggregate voting power of all holders of record, as limited by the provisions described above, will be allocated in proportion to the number of shares held. In addition, our Amended and Restated Articles of Incorporation provide that a majority of the voting power of all the outstanding shares of voting stock (after giving effect to the foregoing limitations on voting rights) constitutes a quorum at all meetings of shareholders.

For the purposes of Article Eighth:

“Voting stock” includes our common stock and, unless expressly exempted by our shareholders or our board of directors in connection with the authorization of a class or series of preferred or preference stock, any class or series of preferred or preference stock then outstanding entitling its holder to vote on any matter with respect to which a determination is being made pursuant to Article Eighth. Our Amended and Restated Articles of Incorporation do not presently authorize any class of stock other than common stock.

“Substantial Shareholder” includes any person or entity (other than us, any of our subsidiaries, our and our subsidiaries’ employee benefit plans and the trustees thereof), or any group formed for the purpose of acquiring, holding, voting, or disposing of shares of voting stock, that is the beneficial owner of voting stock representing 10% or more of the votes entitled to be cast by the holders of all the then outstanding shares of voting stock. For purposes of our Amended and Restated Articles of Incorporation, a person is deemed to be a “beneficial owner” of any shares of voting stock which that person (or any of its affiliates or associates) beneficially owns, directly or indirectly, or has the right to acquire or to vote, or which are beneficially owned, directly or indirectly, by any other person with which that person (or any of its affiliates or associates) has an agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of voting stock.

The following is an example of how the votes available to a Substantial Shareholder would be limited by Article Eighth. The example assumes we have a Substantial Shareholder who holds 600 of 1,000 outstanding shares of voting stock. In the absence of the provision, the Substantial Shareholder would be entitled to cast 600 out of 1,000 votes, or 60% – i.e., one vote for each share held. Under the provision, the Substantial Shareholder would be limited to 70 out of 470 votes, or just under 15%. The provision restricts the votes available to the Substantial Shareholder in two ways – it limits the votes available for shares representing more than 10% of the outstanding voting stock and further limits the vote so calculated to no more than 15% of the total voting power of the holders of voting stock. Under the first limit, the Substantial Shareholder would have 105 votes – one vote for each share up to 10% of the outstanding voting stock (100 shares representing 100 votes) and one-one hundredth vote for each additional share (500 shares representing 5 votes). The second limit would further restrict the votes available since, prior to any further adjustment, the Substantial Shareholder would be entitled to cast 21% of the total voting power – i.e., 105 votes out of a total of 505 votes then entitled to be cast (that is, 105 votes by the Substantial Shareholder and 400 votes by all other shareholders). The second limit reduces those votes until the percentage does not exceed

4

15% – i.e., 70 votes out of a total of 470 entitled to be cast by all shareholders (that is, 70 votes by the Substantial Shareholder and 400 votes by all other shareholders).

Accordingly, beneficial owners of more than 10% of the outstanding shares of our voting stock will be unable to exercise voting rights proportionate to their equity interests.

Wisconsin Control Share Statute. Subject to specified exceptions, Section 180.1150 of the Wisconsin Business Corporation Law, which is referred to as the Wisconsin control share statute, limits the voting power of shares of a Wisconsin corporation held by any person or persons acting as a group in excess of 20% of the voting power in the election of directors to 10% of the full voting power of those excess shares. In other words, a person holding 500 shares of a corporation subject to Section 180.1150 of the Wisconsin Business Corporation Law with 1,000 shares outstanding would be limited to 230 votes (that is, 200 votes (20% of the total voting power) plus 30 votes (10% of the excess 300 shares)) on any matter subjected to a shareholder vote. Full voting power may be restored if a majority of the voting power shares represented at a meeting are voted in favor of a restoration of full voting power. This provision may deter any shareholder from acquiring in excess of 20% of our outstanding voting stock.

Possible Anti-Takeover Effects of Certain Provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws and Wisconsin State Law

Provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws providing for a classified board of directors, limiting the rights of shareholders to remove directors, reducing the voting power of persons holding 10% or more of our common stock, requiring a two-thirds vote with respect to an amendment of the Articles and various fundamental corporate changes and permitting us to issue additional shares of common stock without further shareholder approval except as required under rules of the Nasdaq Global Select Market could have the effect, among others, of discouraging takeover proposals for our company or impeding a business combination between us and a major shareholder.

Wisconsin Holding Company Act. The Wisconsin Holding Company Act provides that no person may take, hold or acquire, directly or indirectly, more than 10% of the outstanding voting securities of a holding company, such as our company, unless the Public Service Commission of Wisconsin (PSCW) determines that such action is in the best interest of utility consumers, investors and the public.

Dividend Rights

Future dividends may be declared or paid at the discretion of our board of directors and will depend on our future earnings, financial condition and other factors. Our ability to pay dividends depends upon whether we receive dividends from our subsidiaries, which, in turn, depends on the earnings, financial requirements, contractual and regulatory restrictions of our subsidiaries (in particular, MGE) and other factors. Our subsidiaries have financial obligations that must be satisfied before funding us, including debt service and obligations to trade creditors, among others. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts on our common stock or to make any funds available therefor, whether by dividends, loans or other payments.

Dividend payments by MGE to us are subject to restrictions arising under a PSCW rate order. The PSCW order restricts any dividends that MGE may pay MGE Energy if MGE’s common equity ratio, calculated in the manner used in the rate proceeding, is less than 55%. MGE’s thirteen month rolling average common equity ratio as of December 31, 2025, was 58.0 % as determined under the calculation used in the rate proceeding. This restriction did not impact MGE’s payment of dividends in 2025. Cash dividends of $51.5 million and $34.5 million, respectively, were paid by MGE to MGE Energy in 2025 or 2024. The rate proceeding calculation includes as indebtedness imputed amounts for MGE’s outstanding purchase power capacity payments and other PSCW adjustments but does not include the indebtedness associated with MGE Power Elm Road, LLC, or MGE Power West Campus, LLC, which are consolidated into MGE’s financial statements but are not direct obligations of MGE.

5

Our subsidiary, MGE Power West Campus, LLC, has covenanted with the holders of its outstanding senior secured notes not to declare or make distributions to us in the event that, both before and after giving effect to such distribution, its total debt to total capitalization would exceed 0.65 to 1.00 or its projected debt service coverage ratio for the following four fiscal quarters would be less than 1.25 to 1.00. Projected debt service coverage considers the projected revenues available for debt service, after deducting expenses other than debt service, in relation to projected debt service on indebtedness.

Our subsidiary, MGE Power Elm Road LLC, has covenanted with the holders of its outstanding senior secured notes not to declare or make distributions to us in the event that, both before and after giving effect to such distribution, its projected debt service coverage ratio for the following four fiscal quarters would be less than 1.25 to 1.00. Projected debt service coverage considers the projected revenues available for debt service, after deducting expenses other than debt service, in relation to projected debt service on indebtedness.

Liquidation Rights

In the event we liquidate or dissolve, holders of our then outstanding common stock are entitled to receive ratably all of our assets remaining after all of our liabilities have been paid.

Preemptive and Subscription Rights

Holders of our common stock, solely by virtue of their holdings, do not have any preemptive rights to subscribe for or purchase any shares of our capital stock which we may issue in the future.

Liability to Further Calls or to Assessment

All of our outstanding shares of common stock have been fully paid and are nonassessable.

Miscellaneous

We reserve the right to increase, decrease, or reclassify our authorized capital stock and to amend or repeal any provisions in our Amended and Restated Articles of Incorporation or in any amendment thereto in the manner now or hereafter prescribed by law, subject to the limitations in our Amended and Restated Articles of Incorporation. All rights conferred on the holders of our common stock in our Amended and Restated Articles of Incorporation or any amendment thereto are subject to this reservation. Our common stock does not have any conversion rights.

Common Stock Dividends and Market

We have paid quarterly dividends on our common stock since the share exchange in which we became the parent holding company of MGE.

Our practice of paying dividends quarterly (in March, June, September, and December), the time of payment, and the amount of future dividends are necessarily dependent upon our earnings, financial requirements, and other factors. See “Description of Common Stock – Dividend Rights” above for more information.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “MGEE.”

6

description of debt securities

The debt securities will be our direct unsecured general obligations. The debt securities will consist of one or more senior debt securities and subordinated debt securities. The debt securities will be issued in one or more series under an indenture to be entered into between us and a trustee to be named in the applicable indenture, as trustee. The form of the contemplated indenture is included through incorporation by reference as an exhibit to the registration statement of which this prospectus is a part and is described below. The terms of the debt securities will include those stated in the indenture and any supplemental indenture thereto, and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). As used in this “Description of Debt Securities,” the terms “we”, “our” and “us” refer to MGE Energy, Inc., a Wisconsin corporation, and do not, unless otherwise specified, include any of its subsidiaries.

The following description of the debt securities is only a summary and is not intended to be comprehensive. For additional information, you should refer to the indenture.

General

The indenture does not significantly limit our operations. In particular, it does not:

•
limit the amount of debt securities that we can issue under the indenture;
•
limit the number of series of debt securities that we can issue from time to time;
•
restrict the total amount of debt that we or our subsidiaries may incur; or
•
contain any covenant or other provision that is specifically intended to afford any holder of the debt securities protection in the event of highly leveraged transactions or any decline in our ratings or credit quality.

Although the indenture permits the issuance of debt securities in other forms or currencies, the debt securities covered by this prospectus will only be denominated in U.S. dollars in registered form without coupons, unless otherwise indicated in the applicable prospectus supplement.

Unless we say otherwise in the applicable prospectus supplement, we may redeem the debt securities for cash.

Terms Specified in Prospectus Supplement

A prospectus supplement relating to the offering of any new series of debt securities will include specific terms relating to the offering. The terms will include some or all of the following:

•
the designation, aggregate principal amount, currency or composite currency and denominations of the debt securities;
•
the price at which the debt securities will be issued and, if an index, formula or other method is used, the method for determining amounts of principal or interest;
•
the maturity date and other dates, if any, on which the principal of the debt securities will be payable;
•
the interest rate or rates, if any, or method of calculating the interest rate or rates, which the debt securities will bear;
•
the date or dates from which interest will accrue and on which interest will be payable and the record dates for the payment of interest;
•
the manner of paying principal and interest on the debt securities;
•
the place or places where principal and interest will be payable;
•
the terms of any mandatory or optional redemption of the debt securities by us, including any sinking fund;
•
the terms of any conversion or exchange right;

7

•
the terms of any redemption of debt securities at the option of holders;
•
any tax indemnity provisions;
•
if payments of principal or interest may be made in a currency other than U.S. dollars, the manner for determining those payments;
•
the portion of principal payable upon acceleration of any discounted debt security (as described below);
•
whether and upon what terms debt securities may be defeased (which means that we would be discharged from our obligations by depositing sufficient cash or government securities to pay the principal, interest, any premiums and other sums due to the stated maturity date or a redemption date of the debt securities of the series);
•
whether any events of default or covenants in addition to or instead of those set forth in the indenture apply;
•
provisions for electronic issuance of debt securities or for debt securities in uncertificated form;
•
the ranking of the debt securities, including the relative degree, if any, to which the debt securities of a series are subordinated to one or more other series of debt securities in right of payment, whether outstanding or not;
•
any provisions relating to extending or shortening the date on which the principal and premium, if any, of the debt securities of the series is payable;
•
any provisions relating to the deferral of any interest; and
•
any other terms not inconsistent with the provisions of the indenture, including any covenants or other terms that may be required or advisable under United States or other applicable laws or regulations or advisable in connection with the marketing of the debt securities.

We may issue debt securities of any series as registered debt securities. We may issue the debt securities of any series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to the series. We may issue global securities in registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for securities in definitive form, a global security may not be transferred except as a whole by the depositary to a nominee or a successor depositary. We will describe in the prospectus supplement relating to any series the specific terms of the depositary arrangement with respect to that series.

Unless otherwise indicated in a prospectus supplement, we will issue registered debt securities in denominations of $1,000 and whole multiples of $1,000. We will issue one or more global securities in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding debt securities of the series to be represented by that global security or securities.

A holder of registered debt securities may request registration of a transfer upon surrender of the debt security being transferred at any agency we maintain for that purpose and upon fulfillment of all other requirements of the agent.

We may issue debt securities under the indenture as discounted debt securities to be offered and sold at a substantial discount from the principal amount of those debt securities. Special U.S. federal income tax and other considerations applicable to discounted debt securities, if material, will be described in the related prospectus supplement. A discounted debt security is a debt security where the amount of principal due upon acceleration is less than the stated principal amount.

Conversion and Exchange

The terms, if any, on which debt securities of any series will be convertible into or exchangeable for our common stock or other equity or debt securities, property, cash or obligations, or a combination of any of the foregoing, will be summarized in the prospectus supplement relating to the series. The terms may include provisions for conversion or exchange on a mandatory basis, at the option of the holder or at our option.

8

Certain Covenants

Any restrictive covenants which may apply to a particular series of debt securities will be described in the related prospectus supplement.

Ranking of Debt Securities

Unless stated otherwise in a prospectus supplement, the debt securities issued under the indenture will rank equally and ratably with our other unsecured and unsubordinated debt. The debt securities will not be secured by any properties or assets and will represent our unsecured debt.

We are a holding company that derives substantially all of our income from our operating subsidiaries. As a result, our cash flows and consequent ability to service our debt, including the debt securities, are dependent upon the earnings of our subsidiaries and distribution of those earnings to us and other payments or distributions of funds by our subsidiaries to us, including payments of principal and interest under intercompany indebtedness. Our operating subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any dividends or make any other distributions (except for payments required pursuant to the terms of intercompany indebtedness) to us or to otherwise pay amounts due with respect to the debt securities or to make specific funds available for such payments. Furthermore, except to the extent we have a priority or equal claim against our subsidiaries as a creditor, the debt securities will be structurally subordinated to debt at the subsidiary level because, as the common shareholder of our subsidiaries, we will be subject to the prior claims of creditors of our subsidiaries. At December 31, 2025, our subsidiaries had approximately $912.6 million of aggregate outstanding indebtedness.

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal principal amount of registered debt securities of the same series and date of maturity in authorized denominations requested by the holders upon surrender of the registered debt securities at an agency we maintain for that purpose and upon fulfillment of all other requirements of the agent.

Defaults and Remedies

Unless described otherwise in a prospectus supplement, an event of default with respect to a series of debt securities will occur if:

•
we default in any payment of interest on any debt securities of that series when the payment becomes due and payable and the default continues for a period of 60 days;
•
we default in the payment of the principal and premium, if any, of any debt securities of that series when those payments become due and payable at maturity or upon redemption, acceleration or otherwise;
•
we default in the payment or satisfaction of any sinking fund obligation with respect to any debt securities of that series and the default continues for a period of 60 days;
•
we default in the performance of any of our other agreements applicable to that series and the default continues for 90 days after the notice specified below;
•
pursuant to or within the meaning of any Bankruptcy Law, we:
-
commence a voluntary case,
-
consent to the entry of an order for relief against us in an involuntary case,
-
consent to the appointment of a custodian for us or for all or substantially all of our property, or
-
make a general assignment for the benefit of our creditors;
•
a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 60 days and that:

9

-
is for relief against us in an involuntary case,
-
appoints a custodian for us or for all or substantially all of our property, or
-
orders us to liquidate; or
•
there occurs any other event of default provided for in that series.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term “custodian” means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.

A default under the indenture means any event which is, or after notice or passage of time would be, an event of default under the indenture. A default under the fourth bullet point above is not an event of default until the trustee or the holders of at least 25% in principal amount of the series notify us of the default and we do not cure the default within the time specified after receipt of the notice.

If an event of default occurs under the indenture and is continuing on a series, the trustee by notice to us, or the holders of at least 25% in principal amount of the series by notice both to us and to the trustee, may declare the principal of and accrued interest on all the debt securities of the series to be due and payable immediately. Discounted debt securities may provide that the amount of principal due upon acceleration is less than the stated principal amount.

The holders of a majority in principal amount of a series of debt securities, by notice to the trustee, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default on the series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

If an event of default occurs and is continuing on a series, the trustee may pursue any available remedy to collect principal or interest then due on the series, to enforce the performance of any provision applicable to the series or otherwise to protect the rights of the trustee and holders of the series.

The trustee may require indemnity satisfactory to it before it performs any duty or exercises any right or power under the indenture or the debt securities which it reasonably believes may expose it to any loss, liability or expense. With some limitations, holders of a majority in principal amount of the debt securities of a series may direct the trustee in its exercise of any trust or power with respect to that series. Except in the case of default in payment on a series, the trustee may withhold notice of any continuing default if it in good faith determines that withholding the notice is in the interest of holders of the series.

The failure to redeem any debt securities subject to a conditional redemption is not an event of default if any event on which the redemption is conditioned does not occur and is not waived before the scheduled redemption date. Debt securities are subject to a conditional redemption if the notice of redemption relating to the debt securities provides that it is subject to the occurrence of any event before the date fixed for the redemption in the notice.

The indenture does not have a cross-default provision. Thus, a default by us on any other debt, including a default on another series of debt securities issued under the indenture, would not automatically constitute an event of default under the indenture.

Amendments and Waivers

The indenture and the debt securities, or any coupons, of any series may be amended, and any default may be waived. Unless provided otherwise in the prospectus supplement, we and the trustee may amend the indenture, the debt securities and any coupons with the written consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class.

Without the consent of each debt security holder affected, no amendment or waiver may:

•
reduce the principal amount of debt securities whose holders must consent to an amendment or waiver;

10

•
reduce the interest on or change the time for payment of interest on any debt security (subject to any right to defer one or more payments of interest described in the prospectus supplement);

•
change the fixed maturity of any debt security (subject to any right described in the prospectus supplement);
•
reduce the principal of any non-discounted debt security or reduce the amount of principal of any discounted debt security that would be due on its acceleration;
•
change the currency in which the principal or interest on a debt security is payable;
•
make any change that materially adversely affects the right to convert or exchange any debt security;
•
waive any default in payment of interest on or principal of a debt security or any default in respect of a provision that pursuant to the indenture cannot be amended without the consent of each debt security holder affected; or
•
make any change in the section of the indenture concerning waiver of past defaults or the section of the indenture concerning amendments requiring the consent of debt security holders, except to increase the amount of debt securities whose holders must consent to an amendment or waiver or to provide that other provisions of the indenture cannot be amended or waived without the consent of each holder of debt securities affected by the amendment or waiver.

Without the consent of any debt security holder, we may amend the indenture or the debt securities:

•
to cure any ambiguity, omission, defect, or inconsistency;
•
to provide for the assumption of our obligations to debt security holders by the surviving company in the event of a merger, consolidation or transfer of all or substantially all of our assets requiring such assumption;
•
to provide that specific provisions of the indenture will not apply to a series of debt securities not previously issued;
•
to create a series of debt securities and establish its terms;
•
to provide for a separate trustee for one or more series of debt securities; or
•
to make any change that does not materially adversely affect the rights of any debt security holder.

Legal Defeasance and Covenant Defeasance

Debt securities of a series may be defeased at any time in accordance with their terms and as set forth in the indenture and described briefly below, unless otherwise indicated in a prospectus supplement. Any defeasance may terminate all of our obligations (with limited exceptions) with respect to a series of debt securities and the indenture (“legal defeasance”), or it may terminate only our obligations under any restrictive covenants which may be applicable to a particular series (“covenant defeasance”).

We may exercise our legal defeasance option even though we have also exercised our covenant defeasance option. If we exercise our legal defeasance option, that series of debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option, that series of debt securities may not be accelerated by reference to any restrictive covenants which may be applicable to that particular series.

To exercise either defeasance option as to a series of debt securities, we must:

•
irrevocably deposit in trust with the trustee or another trustee money or U.S. government obligations;
•
deliver to the trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. government obligations, without reinvestment, plus any deposited money without investment, will

11

provide cash at the times and in the amounts necessary to pay the principal and interest when due on all debt securities of the series to maturity or redemption, as the case may be; and
•
comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any income, gain or loss to holders for federal income tax purposes.

U.S. government obligations are direct obligations of (a) the United States or (b) an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case (a) or (b), have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option. This term also includes certificates representing an ownership interest in such obligations.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

12

DESCRIPTION OF THE WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of common stock or debt securities. Warrants may be issued independently or together with common stock or debt securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

•
the title of such debt warrants;
•
the offering price for such debt warrants, if any;
•
the aggregate number of such debt warrants;
•
the designation and terms of the debt securities purchasable upon exercise of such debt warrants;
•
if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such Debt Security;
•
if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;
•
the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);
•
the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;
•
if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;
•
information with respect to book-entry procedures, if any;
•
the currency or currency units in which the offering price, if any, and the exercise price are payable;
•
if applicable, a discussion of material United States federal income tax considerations;
•
the antidilution or adjustment provisions of such debt warrants, if any;
•
the redemption or call provisions, if any, applicable to such debt warrants; and
•
any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

The prospectus supplement relating to any particular issue of common stock warrants will describe the terms of such warrants, including the following:

•
the title of such warrants;
•
the offering price for such warrants, if any;
•
the aggregate number of such warrants;
•
the designation and terms of the offered securities purchasable upon exercise of such warrants;
•
if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

13

•
if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;
•
the number of shares of common stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;
•
the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•
if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
•
the currency or currency units in which the offering price, if any, and the exercise price are payable;
•
if applicable, a discussion of material United States federal income tax considerations;
•
the antidilution provisions of such warrants, if any;
•
the redemption or call provisions, if any, applicable to such warrants; and
•
any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

14

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, shares of our common stock at a future date or dates. We may fix the price and the number of shares of common stock subject to the stock purchase contract at the time we issue the stock purchase contracts or we may provide that the price and number of shares of common stock will be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and beneficial interests in either:

•
our debt securities, or
•
debt securities of third parties, including, but not limited to, U.S. treasury securities, securing the holders’ obligations to purchase the common stock under the stock purchase contracts.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units, including, if applicable, collateral or depositary arrangements. The description in the applicable prospectus supplement will not contain all of the information you may find useful and reference will be made to the stock purchase contracts or stock purchase units and, if applicable, the collateral or depository arrangement relating to the stock purchase contracts or stock purchase units.

15

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. treasury securities. Each unit may be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit may have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the units offered thereby.

16

Plan of Distribution

We may sell our offered securities, in or outside of the United States:

•
through underwriters or dealers;
•
through agents;
•
directly to purchasers; or
•
through a combination of these methods.

The applicable prospectus supplement will contain specific information relating to the terms of the offering, including the name or names of any underwriters or agents, the purchase price of the offered securities, our net proceeds from the sale of the offered securities, any underwriting discounts and other items constituting underwriters’ compensation, and the initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

We may engage in underwritten public offerings, negotiated transactions, block sales, including through which a broker-dealer may attempt to sell as agent but position or resell some or all of the block as principal in order to facilitate the transaction, at-the-market offerings to or through a market maker or into an existing trading market, on an exchange or otherwise, in accordance with Rule 415(a)(4) or a combination of these methods. An at-the-market offering may be through an underwriter or underwriters acting as principal or agent for us.

By Underwriters

If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. Underwriters may offer such offered securities directly or through underwriting syndicates represented by one or more managing underwriters. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price, which may be changed, or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the offered securities will be subject to certain conditions. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

By Dealers

If dealers are used in the sale, unless otherwise specified in the applicable prospectus supplement, we will sell the offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by the dealers at the time of resale. The applicable prospectus supplement will contain more information about the dealers, including the names of the dealers and the terms of our agreement with them.

By Agents and Direct Sales

We may sell the offered securities directly to the public, without the use of underwriters, dealers or agents. We may also sell the offered securities through agents we designate from time to time. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis. The applicable prospectus supplement will contain more information about the agents, including the names of the agents and any commission we agree to pay the agents.

Any common stock will be listed on Nasdaq, but any other securities may or may not be listed on a national securities exchange.

Stabilization

17

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

General Information

Underwriters, dealers and agents that participate in the distribution of the offered securities may be deemed underwriters as defined in the Securities Act of 1933, and any discounts or commissions we pay to them and any profit made by them on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation from us will be described in the applicable prospectus supplement.

We may agree with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make and to reimburse those persons for certain expenses.

Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us in the ordinary course of their businesses.

Legal Matters

Legal matters with respect to the securities offered by this prospectus will be passed upon for us by Stafford Rosenbaum LLP, Madison, Wisconsin, and Sidley Austin llp, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to MGE Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov.

You can find additional information about MGE Energy on our website at http://www.mgeenergy.com. Copies of documents we file with the SEC may be obtained from our website free of charge. Information contained on MGE Energy’s website (including any such information referred to herein) shall not be deemed incorporated into, or to be a part of, this prospectus or any accompanying prospectus supplement.

18

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to previously filed documents with the SEC. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we have filed with the SEC and all documents subsequently filed by us after the date of this prospectus with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than any information in any such document that is deemed to have been “furnished” but not “filed” under the SEC rules) until the offering of the securities pursuant to this prospectus and any accompanying prospectus supplement is terminated:

•
Our Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on February 24, 2026;
•
The sections of our Definitive Proxy Statement on Schedule 14A for our 2025 Annual Meeting of Shareholders filed with the SEC on April 4, 2025 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024;
•
Our Current Reports on Form 8-K dated January 22, 2026 and January 27, 2026, which were filed with the SEC on January 27, 2026 and January 29, 2026, respectively; and
•
The description of our common stock filed as Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 24, 2026, and any subsequent amendments or reports filed for the purpose of updating such description.

Any statement contained in this prospectus and any accompanying prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus and any accompanying prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any accompanying prospectus supplement to the extent that a statement contained in this prospectus and any accompanying prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus and any accompanying prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus and any accompanying prospectus supplement.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

19

MGE Energy, Inc.
PO Box 1231
Madison WI 53701-1231
Attention: MGE Energy Shareholder Services
Telephone: (800) 356-6423
Email: investor@mgeenergy.com

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

20

Prospectus

Madison Gas and Electric Company

Medium-Term Notes

We may offer and sell, from time to time, our unsecured medium-term notes in one or more offerings. We may offer those notes in one or more separate series, in amounts, at prices and on terms to be determined at or prior to the time or times of sale.

This prospectus provides you with a general description of those notes. We will describe the specific terms of the notes, together with the terms of the offering of those notes, including the initial offering price and our net proceeds from their sale, in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

Investing in our notes involves risks. See “Risk Factors” on page 2 of this prospectus, the “Risk Factors” section in any accompanying prospectus supplement and the “Risk Factors” section in our most recent Annual Report on Form 10-K, as updated by any subsequently filed Quarterly Reports on Form 10-Q, which is incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer and sell notes through one or more underwriters, dealers or agents, or directly to purchasers, or through a combination of these methods. We will set forth in the related prospectus supplement the name of the underwriters or agents, the discount or commission received by them from us as compensation, our other expenses for the offering and sale of notes, and the net proceeds we receive from the sale. See “Plan of Distribution” for more information. No notes may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of those notes.

The date of this prospectus is February 24, 2026.

TABLE OF CONTENTS

	Page		Page
About This Prospectus	i	Plan of Distribution	19
Forward-Looking Statements	ii	Legal Matters	21
Madison Gas and Electric Company	1	Experts	21
MGE Energy, Inc.	1	Where You Can Find More Information	22
Risk Factors	2
Use of Proceeds	2
Description of Notes	3

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the notes described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the notes we may offer. Each time we sell notes, we will describe in a supplement to this prospectus specific information about that offering. We may also authorize a free writing prospectus to be provided to you that may contain material information relating to the offering. The applicable prospectus supplement or any applicable free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement or any free writing prospectus, you should rely on the information in the prospectus supplement or the free writing prospectus, as applicable. The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. Before you invest in the notes, you should carefully read the registration statement (including the exhibits) of which this prospectus forms a part, this prospectus, the applicable prospectus supplement (and any applicable free writing prospectuses), together with the documents incorporated by reference into this prospectus. The incorporated documents are described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement or in any applicable free writing prospectus that we file with the SEC in connection with an offering of notes under this prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement or in any such free writing prospectus is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We will not offer to sell, or seek offers to buy, notes in any jurisdictions where offers and sales are not permitted. The distribution of this prospectus and any accompanying prospectus supplement and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus and any accompanying prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the notes and the distribution of this prospectus and any accompanying prospectus supplement outside the United States. This prospectus and any accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any notes offered by this prospectus and any accompanying prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “MGE”, “our company”, “we”, “us”, “our” or similar references mean Madison Gas and Electric Company.

i

Forward-Looking Statements

This prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference as described under the heading “Where You Can Find More Information” contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. Such forward-looking statements are based on historical performance and current expectations, estimates, forecasts and projections about our future financial results, goals, plans, commitments, strategies and objectives, particularly related to future load growth, revenues, expenses, capital expenditures and rate recovery, financial resources, regulatory matters, and the scope and expense associated with future environmental regulation. Such statements involve inherent risks, assumptions and uncertainties, known or unknown, including internal or external factors that could delay, divert or change any of them, that are difficult to predict, may be beyond our control and could cause our future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. Words such as “believe,” “expect,” “anticipate,” “estimate,” “could,” “should,” “intend,” “will,” “commit,” “target,” “plan,” and other similar words, and words relating to goals, targets and projections, generally identify forward-looking statements. We caution investors that these forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed, or implied.

The factors that could cause actual results to differ materially from the results described in the forward-looking statements include:

•
any risk factors discussed in this prospectus and any accompanying prospectus supplement;
•
the factors discussed in the following sections of our annual report on Form 10-K most recently filed with the SEC: Part I, Item 1A. Risk Factors, Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Item 8. Financial Statements and Supplementary Data, Footnote 16. Commitments and Contingencies, as those factors may be updated in the following sections of any subsequently filed quarterly report on Form 10-Q: Part II, Item 1A. Risk Factors, and Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations; all of which sections are incorporated by reference into this prospectus; and
•
other factors discussed in filings we make with the SEC.

You are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date on the front of this prospectus, the date of our most recently filed annual report on Form 10-K or, as the case may be, as of the date on which we make any subsequent forward-looking statement that is deemed incorporated by reference into this prospectus. We do not undertake any obligation to publicly update or revise any forward-looking statement to reflect events or circumstances after the date as of which any such forward-looking statement is made, except as required by law.

ii

Madison Gas and Electric Company

We conduct regulated electric utility and gas utility operations. We generate, purchase and distribute electricity to approximately 170,000 customers throughout 264 square miles of Dane County, Wisconsin, including the City of Madison, Wisconsin. We also purchase, transport and distribute natural gas to approximately 180,000 customers in 1,722 square miles of service territory in the south-central Wisconsin counties of Columbia, Crawford, Dane, Iowa, Juneau, Monroe, and Vernon. We have served the Madison, Wisconsin area since 1896.

As a public utility, we are subject to regulation by the Public Service Commission of Wisconsin, or PSCW, and the Federal Energy Regulatory Commission, or FERC. The PSCW has authority to regulate most aspects of our business, including rates, accounts, issuance of securities and plant and transmission line siting. FERC has jurisdiction, under the Federal Power Act, over certain accounting practices and certain aspects of our business.

We are the principal subsidiary of MGE Energy, Inc., or MGE Energy. We became a subsidiary of MGE Energy on August 12, 2002, when our shareholders exchanged their shares of our common stock for shares of MGE Energy’s common stock. We were organized as a Wisconsin corporation in 1896. Our principal executive offices are located at 133 South Blair Street, Madison, Wisconsin 53788, and our telephone number is (608) 252-7000. We also have a website located at www.mge.com. The information found on, or otherwise accessible through, our website is not incorporated in, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

MGE Energy, Inc.

MGE Energy operates in the following business segments:

•
regulated electric utility operations—generating, purchasing, and distributing electricity through MGE;
•
regulated gas utility operations—purchasing and distributing natural gas through MGE;
•
nonregulated energy operations—owning and leasing electric generating capacity that assists MGE through MGE Energy’s wholly owned subsidiaries;
•
transmission investments—representing its investment in American Transmission Company, LLC, or ATC, a company engaged in the business of providing electric transmission services primarily in Wisconsin, and its investment in ATC Holdco LLC, a company created to facilitate out-of-state electric transmission development and investments; and
•
all other—investing in companies and property that relate to MGE’s regulated operations and financing those regulated operations through MGE Energy’s wholly owned subsidiaries.

MGE’s utility operations represent a majority of the assets, liabilities, revenues, expenses, and operations of MGE Energy.

MGE Energy was organized as a Wisconsin corporation in 2001. MGE Energy’s principal offices are located at 133 South Blair Street, Madison, Wisconsin 53788, and its telephone number is (608) 252-7000.

1

Risk Factors

Investing in our notes involves risks. You should carefully consider the information under the heading “Risk Factors” in:

•
any prospectus supplement relating to any notes we are offering;
•
our annual report on Form 10-K most recently filed with the SEC, which is incorporated by reference into this prospectus;
•
our quarterly reports on Form 10-Q filed with the SEC after that annual report on Form 10-K, which are incorporated by reference into this prospectus;
•
any documents we file with the SEC after the date of this prospectus and which are deemed incorporated by reference into this prospectus; and
•
any applicable free writing prospectus.
Use of Proceeds

Unless we indicate otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the notes for general corporate purposes, including, among other things:

•
discharging or refunding (by redemption, by purchase on the open market, by purchase in private transactions, by tender offer or otherwise) outstanding long-term debt,
•
repaying outstanding short-term debt (including commercial paper),
•
funding capital improvements, and
•
supplementing working capital.

We will describe in the applicable prospectus supplement any specific allocation of the proceeds to a particular purpose that we have made at the date of that prospectus supplement. Pending such uses, we may invest the proceeds in certificates of deposit, United States government securities or other interest-bearing securities. Please refer to our most recently filed annual report on Form 10-K and any subsequently filed quarterly report on Form 10-Q for information concerning our outstanding long-term debt. See “Where You Can Find More Information.”

2

Description of Notes

The following description of notes is not complete and may not contain all the information you should consider before investing in our notes. This description is summarized from, and qualified in its entirety by reference to the Indenture, a copy of which has been filed as an exhibit to the registration statement of which this prospectus and the applicable accompanying prospectus are a part.

We will issue the notes under an Indenture dated as of September 1, 1998, as supplemented from time to time, between us and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank One, N.A.), as Trustee. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have summarized selected provisions of the Indenture below. However, because this summary is not complete, it is subject to and is qualified in its entirety by reference to the Indenture, a copy of which we have incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. Unless otherwise noted, section references below are to the Indenture. As used in this “Description of Notes,” the terms “our company”, “we”, “our” and “us” refer to Madison Gas and Electric Company, a Wisconsin corporation, and do not, unless otherwise specified, include any of its subsidiaries.

We will describe the particular terms and conditions of any series of notes that we offer in a prospectus supplement. The prospectus supplement, which we will file with the SEC, may modify the general terms found in this prospectus. You should read this prospectus, the applicable prospectus supplement and any free-writing prospectus for a description of any series of notes that we offer.

General

We may issue notes from time to time under the Indenture in one or more series. The notes will be denominated in U.S. dollars, and payments of principal of, and any premium and interest on, the notes will be made in U.S. dollars. We may issue the notes from time to time, at varying interest rates and maturities and on other variable terms. (Section 2.05) See “Terms Specified in Prospectus Supplement” below.

The Indenture does not limit the aggregate amount of notes that we may issue. It does not limit our ability to incur additional indebtedness, and it does not afford holders of the notes protection in the event of a highly leveraged or similar transaction involving our company. However, the Indenture provides that neither we nor any of our subsidiaries may subject specified property or assets to any mortgage or other encumbrance unless the notes are secured on an equal or ratable basis with or prior to that other secured indebtedness. See “—Restrictions on Secured Debt” below. Reference is made to the applicable prospectus supplement for information with respect to any additions to, or modifications or deletions of, the events of default or covenants described below.

Each note will be represented by either a global security registered in the name of a nominee of a securities depositary, or “depositary,” or a paper certificate issued in definitive form, as specified in the applicable prospectus supplement. In this prospectus, we refer to notes represented by a global security as “book-entry notes.” Ownership interests in book-entry notes will be shown on, and transfers thereof will be effected only through, records maintained by the depositary and its participants. Owners of book-entry notes will be entitled to physical delivery of notes represented by paper certificates only under the limited circumstances described below. We expect that payments of principal, premium, if any, and interest to owners of book-entry notes will be made in accordance with the procedures of the depositary and its participants in effect from time to time. See “—Book-Entry System” below.

Unless otherwise specified in the applicable prospectus supplement, we will pay the principal of, and any premium and accrued interest on, any certificated notes as follows:

Payments due at maturity will be made in immediately available funds upon presentation and surrender of those notes at the Corporate Trust Office of the Trustee, provided that the holder presents the note in time for the Trustee to make those payments in those funds in accordance with its normal procedures; and Payments, other than payments due at maturity, will be made by a clearinghouse funds check mailed on the interest payment date; however, a holder of $10,000,000 or more in aggregate principal amount of notes may be entitled to receive those payments by wire transfer of immediately available funds to a bank located within the continental United States or

3

by direct deposit into the holder’s account maintained with the Trustee, if requested in writing to the Trustee on or before the applicable record date for the interest payment date.

(Section 2.11) Certificated notes may be presented for payment and for registration of transfer or exchange at the Corporate Trust Office of the Trustee, currently 2 North LaSalle Street, Suite 700, Chicago, Illinois 60602. (Section 6.02)

As used in this prospectus, unless otherwise specified in the applicable prospectus supplement, “business day” means any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by law, regulation or executive order to close. (Section 1.03)

Terms Specified in Prospectus Supplement

The applicable prospectus supplement relating to any notes that we offer will describe the following terms:

•
the aggregate principal amount, purchase price and denomination;
•
the date on which the note will be issued, which we refer to as the “original issue date;”
•
the date of maturity, whether we or a note holder may extend that date and, if so, the extension periods and the final maturity date;
•
the interest rate or rates or the method by which a calculation agent will determine the interest rate or rates, and whether the interest rate or rates, or the method of determining the interest rate or rates, may be changed by us prior to the date of maturity;
•
the interest payment dates, if any;
•
the record date or dates for determining the person entitled to receive payments of principal, premium and interest, if any, if other than as set forth below;
•
any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;
•
whether the note will be issued initially as a book-entry note or a note represented by a paper certificate;
•
whether the note is an original discount note, as described below under “—Original Issue Discount Notes,” and, if so, the yield to maturity;
•
whether the note is an amortizing note, as described below under “—Amortizing Note,” and, if so, the basis or formula for the amortization of principal and/or interest and the payment dates for the periodic principal payments;
•
any applicable United States federal income tax consequences; and
•
any other specific terms of the notes, including any additions, modifications or deletions in the events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

Ranking

The notes will be our general unsecured and unsubordinated obligations and will rank equally with our outstanding unsecured and unsubordinated indebtedness.

4

Restrictions on Secured Debt

While any of the notes are outstanding, neither we nor any of our “Subsidiaries” may create or assume, except in favor of us or any of our direct or indirect wholly owned subsidiaries, any mortgage, pledge, or other lien or encumbrance upon any “Principal Facility,” any stock of any “Regulated Subsidiary” or any indebtedness of our Subsidiaries to us or any other Subsidiary, whether now owned or hereafter acquired, without equally and ratably securing the outstanding notes. This limitation does not apply to the “Permitted Encumbrances” described in the Indenture. (Section 6.06)

“Permitted Encumbrances” include:

•
purchase money mortgages entered into within specified time limits;
•
liens extending, renewing or refunding those permitted purchase money mortgages;
•
liens existing on acquired property;
•
specified tax, materialmen’s, mechanics’ and judgment liens, liens arising by operation of law and other similar liens;
•
specified mortgages, pledges, liens or encumbrances in favor of any state or local government or governmental agency in connection with tax-exempt financings;
•
liens to secure the cost of construction or improvement of any property entered into within specified time limits; and
•
mortgages, pledges, liens and encumbrances not otherwise permitted if the sum of the indebtedness secured thereby does not exceed the greater of $20,000,000 or 10% of “Common Shareholders’ Equity.”

“Common Shareholders’ Equity,” at any time, means our total common shareholder’s equity, determined on a consolidated basis in accordance with generally accepted accounting principles, as of the end of our most recently completed fiscal quarter for which financial information is then available.

“Principal Facility” means the real property, fixtures, machinery and equipment relating to any facility owned by us or any of our Subsidiaries (which may include a network of electric or gas distribution facilities or a network of electric or gas transmission facilities), except any facility that, in the opinion of our board of directors, is not of material importance to the business conducted by us and our Subsidiaries, taken as a whole.

“Regulated Subsidiary” means any Subsidiary that owns or operates facilities used for the generation, transmission or distribution of electric energy and is subject to the jurisdiction of any governmental authority of the United States or any state or political subdivision thereof, as to any of its rates, services, accounts, issuances of securities, affiliate transactions, or construction, acquisition or sale of any such facilities, except that any “exempt wholesale generator,” “qualifying facility,” “foreign utility company” and “power marketer,” each as defined in the Indenture, shall not be a Regulated Subsidiary.

“Subsidiary” means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by us or by one or more of our Subsidiaries, or by us and one or more of our Subsidiaries. We do not have any subsidiaries.

5

Interest and Interest Rates

Each note will bear interest at a fixed rate, which we refer to as a “fixed rate note,” or a variable rate, which we refer to as a “floating rate note.” The fixed rate may be zero, and we refer to a fixed rate note bearing zero interest as a “zero coupon note.” The variable rate may be determined by reference to several interest rate formulae, which we will describe in the applicable prospectus supplement for any specific offering of floating rate notes.

Unless otherwise specified in the applicable prospectus supplement:

•
Interest will be payable on each interest payment date and at maturity. Interest will be payable generally to the person in whose name a note is registered at the close of business on the regular record date next preceding an interest payment date. However, the first payment of interest on any note originally issued between a regular record date and the next interest payment date will be made on the interest payment date following the next succeeding regular record date to the person in whose name the note is registered on that next succeeding regular record date. Interest payable at maturity, including, if applicable, upon redemption, will be payable to the person to whom principal is payable.
•
Each note that is not a zero-coupon note will bear interest from and including the date it is originally issued, or from and including the most recent date to which interest on that note has been paid or duly provided for, to, but excluding, the next succeeding interest payment date or maturity until the principal of the note is paid or made available for payment.

We may, from time to time, change the interest rates, interest rate formulae and other variable terms of the notes, but those changes will not affect any note already issued or as to which we have accepted an offer to purchase.

The interest rate payable on the notes for any interest period cannot be greater than the maximum interest rate, if any, or less than the minimum interest rate, if any, specified in the applicable prospectus supplement. The interest rate on the notes also cannot exceed the maximum rate permitted by New York or other applicable law, as it may be modified by United States law of general application.

Fixed Rate Notes

Fixed rate notes will bear one or more annual fixed rates of interest during the periods or under the circumstances specified in the note and set forth in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, interest on fixed rate notes will be computed and paid on the basis of a 360-day year of twelve 30-day months.

Unless otherwise specified in the applicable prospectus supplement, interest will be paid on fixed rate notes, including amortizing notes that are fixed rate notes, on January 15 and July 15 of each year and at maturity, and the regular record dates for determining the holders entitled to those payments will be the preceding January 1 and July 1, respectively, of each year (whether or not a business day) and the stated maturity. If any day for the payment of interest on a fixed rate note falls on a day that is not a business day, the payments to be made on that day with respect to that note will be made on the next succeeding business day with the same legal effect as if made on the due date, and no additional interest will be payable on the date of payment for the period from and after the due date as a result of the delayed payment.

Floating Rate Notes

Floating rate notes will bear interest at a floating rate calculated by reference to an interest rate or interest rate formula, which we refer to as the “base rate” and which will be specified in the applicable prospectus supplement. The interest rate on each floating rate note will be calculated by reference to:

•
the specified base rate based on the index maturity;

6

•
plus or minus the spread, if any; and/or
•
multiplied by the spread multiplier, if any.

For any floating rate note, “index maturity” means the period to maturity of the instrument or obligation from which the base rate is calculated and will be specified in the applicable prospectus supplement. The “spread” is the number of basis points (one one-hundredth of a percentage point) specified in the applicable prospectus supplement to be added to or subtracted from the base rate for a floating rate note. The “spread multiplier” is the percentage specified in the applicable prospectus supplement to be applied to the base rate for a floating rate note.

In addition, the applicable prospectus supplement will define, describe or specify for each floating rate note the following terms, to the extent applicable to the particular issue of notes:

•
the calculation agent, if other than the Trustee;
•
the applicable base rate, index maturity, spread, if any, and spread multiplier, if any;
•
the original issue date and the interest rate in effect for the period from the original issue date to the specified first interest reset date;
•
the interest determination dates;
•
the interest payment dates and regular record dates; and.
•
the interest reset dates.

The interest payment dates for floating rate notes will be as specified in the applicable prospectus supplement, and unless otherwise specified in the applicable prospectus supplement, each record date for a floating rate note will be the 15th day (whether or not a business day) preceding each interest payment date.

All percentages resulting from any calculation of the interest rate on any floating rate note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent with one-half cent being rounded upward. (Section 2.04)

Original Issue Discount Notes

We may issue notes that are “original issue discount notes.” “Original issue discount notes” are:

•
notes that have a “stated redemption price at maturity” that exceeds their “issue price” (as those terms are defined for U.S. federal income tax purposes) by at least 0.25% of their stated redemption price at maturity, multiplied by the number of complete years from their original issue date to their stated maturity (or, in the case of notes that provide for payment of any amount other than the “qualified stated interest” (as defined for U.S. federal income tax purpose) prior to maturity, their weighted average maturity) and
•
any other note that we designate as issued with original issue discount for U.S. federal income tax purposes.

The applicable prospectus supplement may provide that holders of original issue discount notes will not receive periodic payments of interest. For purposes of determining whether holders of the requisite principal amount of notes outstanding under the Indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of original issue discount notes will be deemed to be the amount of the principal

7

that would be due and payable upon declaration of acceleration of the stated maturity of those notes as of the date of such determination.

Unless otherwise specified in the applicable prospectus supplement, the amount payable on an original issue discount note, upon acceleration of maturity as described below under “—Events of Default” or upon redemption or repayment prior to its stated maturity, in lieu of the principal amount due at the stated maturity of that note, will be the “amortized face amount” of that note as of the date of declaration, redemption or repayment, as the case may be. The “amortized face amount” of an original issue discount note will be equal to:

•
the principal amount of that note multiplied by the issue price (expressed as a percentage of its principal amount) specified in the applicable prospectus supplement, plus
•
the portion of the difference between the dollar amount determined pursuant to the preceding bulleted phrase and the principal amount of that note that has accreted at the yield to maturity specified in the applicable prospectus supplement (computed in accordance with generally accepted U.S. bond yield computation principles) to the date of declaration, redemption or repayment, as the case may be.

In no event, however, will the amortized face amount of an original issue discount note exceed the principal amount stated in that note. (Section 1.03)

Amortizing Notes

We may issue notes that we refer to as “amortizing notes.” Payments of principal and interest on amortizing notes are made in installments over the life of the note. Interest on each amortizing note will be computed as specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, payments with respect to an amortizing note will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information with respect to each amortizing note will be included in the note and the applicable prospectus supplement and will be available, upon request, to subsequent holders.

Extension of Maturity

The applicable prospectus supplement will indicate whether we have the option to extend the stated maturity of any note for one or more periods of one to five whole years up to, but not beyond, the final maturity date specified in the applicable prospectus supplement.

If we have that option with respect to a note, we may exercise it by written notice to the Trustee. That notice must be given at least 45 but not more than 60 days prior to the “pre-exercise stated maturity date,” which is the initial stated maturity of the note or then applicable extension thereof. Not more than 40 days prior to the pre-exercise stated maturity date, the Trustee will send to the holder of the note, by telegram, telex, facsimile transmission, hand delivery or first class, postage prepaid letter, an extension notice setting forth:

•
our election to extend the stated maturity of that note;
•
the new stated maturity;
•
in the case of a fixed rate note, the interest rate applicable during the extension period or, in the case of a floating rate note, the spread and/or spread multiplier applicable during the extension period; and
•
the provisions, if any, for redemption of that note during the extension period, including the date or dates on which or the period or periods during which, and the price or prices at which, redemption may occur during the extension period.

Upon the sending by the Trustee of an extension notice to the holder of a note, the stated maturity of that note will be extended automatically, and, except as modified by the extension notice and as described in the next

8

two paragraphs, the note will have the same terms as prior to the sending of that extension notice. (Sections 3.05(a) and (b))

Not later than 20 days prior to the pre-exercise stated maturity date for a note, we may, at our option, revoke the interest rate or the spread and/or spread multiplier, as the case may be, provided for in the extension notice and establish a higher interest rate, in the case of a fixed rate note, or a spread and/or spread multiplier resulting in a higher interest rate, in the case of a floating rate note, for the extension period, by causing the Trustee to send to the holder of that note, by telegram, telex, facsimile transmission, hand delivery or first class, postage prepaid letter, notice of that higher interest rate or the spread and/or spread multiplier resulting in a higher interest rate, as the case may be, which notice will be irrevocable. All notes with respect to which the stated maturity is extended will bear that higher interest rate or spread and/or spread multiplier resulting in a higher interest rate, as the case may be, for the extension period, whether or not those notes are tendered for repayment as provided in the next paragraph. (Section 3.05(c))

If we elect to extend the stated maturity of a note, the holder of that note will have the option to elect repayment of the note, in whole but not in part, by us on the pre-exercise stated maturity date (including the last day of the then current extension period) at a price equal to the principal amount thereof plus accrued and unpaid interest to, but excluding, that pre-exercise stated maturity date. In order for a note to be repaid on that date, its holder must follow the procedures for optional repayment set forth below under “-Redemption and Repayment,” except that the period for delivery of the note or the notification to the Trustee will be at least 25 but not more than 35 days prior to the pre-exercise maturity date. A holder who has tendered a note for repayment following receipt of an extension notice may revoke that tender by written notice to the Trustee received prior to 5:00 P.M., New York City time, on the tenth day prior to the pre-exercise stated maturity date. (Section 3.05(d))

Redemption and Repayment

Unless otherwise specified in the applicable prospectus supplement, the notes will not be subject to any sinking fund.

If one or more redemption dates is specified in the applicable prospectus supplement, the notes will be subject to redemption at our option, in whole or in part, prior to their stated maturity on the date or dates so specified, upon not less than 30 but not more than 60 days’ notice, at the redemption prices specified in such supplement. (Section 3.02(b)) If less than the entire principal amount of a note is to be redeemed, that note will be canceled and a new note or notes representing the unredeemed portion of the original note will be issued in the name of the holder thereof. (Section 3.03(d)) If less than all notes are to be redeemed prior to their stated maturity, we will, in our sole discretion, select the notes or portions thereof to be so redeemed. (Section 3.02(a))

If specified in the applicable prospectus supplement, a note will be repayable, in whole or in part (provided that the principal amount of the note remaining outstanding after such repayment is an authorized denomination), prior to its stated maturity at the option of the holder on the date or dates and at the price or prices specified in such supplement, plus accrued and unpaid interest to, but excluding, the date of repayment. In order for a note to be so repaid prior to its stated maturity, the Trustee must receive at least 30 but not more than 45 calendar days prior to the repayment date, either (1) the note with the form entitled “Option to Elect Repayment” on the reverse of the note duly completed or (2) a telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth:

•
the name of the holder of the note;
•
the principal amount of the note and, if less than all, the portion of the principal amount to be repaid;
•
the certificate number or a description of the tenor and terms of the note;
•
a statement that the option to elect repayment is being exercised thereby; and

9

•
a guarantee that the note to be repaid with the form entitled “Option to Elect Repayment” on the reverse of the note duly completed will be received by the Trustee not later than five business days after the date of such telegram, telex, facsimile transmission, hand delivery or letter.

In the case of clause (2) above, the note and form duly completed must be received by the Trustee by such fifth business day. Exercise of the repayment option by a holder will be irrevocable, except that a holder who has tendered a note for repayment may revoke that tender by written notice to the Trustee received by 5:00 P.M., New York City time, on the tenth calendar day prior to the repayment date. If less than the entire principal amount of a note is to be repaid, that note will be canceled and a new note or notes representing the remaining principal amount of the original note will be issued in the name of the holder thereof. (Section 3.04)

While any book-entry note is represented by one or more global securities held by or on behalf of the depositary and registered in the name of the depositary or its nominee, the option to elect repayment may be exercised by the applicable participant (as defined below under “—Book-Entry System”) that has an account with the depositary, on behalf of an owner of a beneficial interest in the book-entry note, by delivering to the Trustee at its Corporate Trust Office (or such other address of which we may, from time to time, notify holders), not less than 30 but not more than 60 days prior to the date of repayment, a written notice substantially similar to the form entitled “Option to Elect Repayment” duly completed. Any such notice of election from a participant shall be executed by a duly authorized officer thereof (with signatures guaranteed) and must be received by the Trustee by 5:00 P.M., New York City time, on the last day for giving that notice. In order to ensure that a notice is received by the Trustee on a particular day, the owner of the beneficial interest in a book-entry note must so direct the applicable participant prior to the participant’s deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, owners of beneficial interests in book-entry notes should consult the participants through which they own their interests for the respective deadlines for those participants. In addition, owners of beneficial interests in book-entry notes shall effect delivery at the time such notices of election are given to the depositary by causing the applicable participant to transfer the owner’s beneficial interest in the book-entry notes on the depositary’s records to the Trustee. See “—Book-Entry System” below. (Section 3.04)

If applicable, we will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws or regulations in connection with any repayment of a note.

Repurchase

We may, at any time and from time to time, purchase notes at any price or prices in the open market or otherwise. Any notes so purchased may be held by us, resold or, at our discretion, surrendered to the Trustee for cancellation.

Other Provisions

Any provisions with respect to the determination of an interest rate basis, the specifications of an interest rate basis, calculation of the interest rate applicable to, or the principal payable at maturity on, any note, its interest payment dates or any other matter relating thereto may be modified by the terms as specified on the face of that note, or in an annex relating thereto, and will be described in the applicable prospectus supplement for that note.

Book-Entry System

Unless otherwise indicated in the applicable prospectus supplement, each series of notes will initially be issued in the form of one or more global securities, in registered form, without coupons (as applicable). The global security will be deposited with, or on behalf of, a depository, and registered in the name of that depository or a nominee of that depository. Unless otherwise indicated in the applicable prospectus supplement, the depository for any global securities will be The Depository Trust Company, New York, New York, or DTC.

The global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee. One fully registered global security certificate will be issued for each issue of the

10

global securities, each in the aggregate principal amount of that issue and will be deposited with DTC. If, however, the aggregate principal amount of any issue of a series of notes exceeds $500 million, one global certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of that series. So long as the depository, or its nominee, is the registered owner of a global security, that depository or such nominee, as the case may be, will be considered the owner of that global security for all purposes under the Indenture, including for any notices and voting. Except as otherwise provided below, the owners of beneficial interests in a global security will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of any such securities and will not be considered the registered holder thereof under the Indenture. Accordingly, each person holding a beneficial interest in a global security must rely on the procedures of the depository and, if that person is not a direct participant, on procedures of the direct participant through which that person holds its interest, to exercise any of the rights of a registered owner of such security.

A global security may not be transferred as a whole except by DTC to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global securities shall be transferred and exchanged through the facilities of DTC. Beneficial interests in the global securities may not be exchanged for securities in certificated form except in the circumstances described in the following paragraph.

Unless otherwise specified in the applicable prospectus supplement, we will be obligated to exchange global securities in whole for certificated securities only if:

•
the depository notifies us that it is unwilling or unable to continue as depository for the global securities or the depository has ceased to be a clearing agency registered under applicable law and, in either case, we thereupon fail to appoint a successor depository within 90 days;
•
we, at our option, notify the Trustee in writing that we elect to cause the issuance of certificated securities; or
•
there shall have occurred and be continuing an event of default with respect to the notes of any series.

In all cases, certificated securities delivered in exchange for any global security or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depository (in accordance with customary procedures).

The descriptions of operations and procedures of DTC that follow are provided solely as a matter of convenience. These operations and procedures are solely within DTC’s control and are subject to changes by DTC from time to time. We take no responsibility for these operations and procedures and urge you to contact DTC or its participants directly to discuss these matters. DTC has advised us as follows:

•
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.
•
DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry transfers and pledges in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.
•
Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.
•
DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing

11

Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.
•
Access to the DTC system is also available to others such as securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which are referred to as indirect participants and, together with the direct participants, the participants.
•
The rules applicable to DTC and its participants are on file with the SEC.

Purchases of global securities under the DTC system must be made by or through direct participants, who will receive a credit for such purchases of global securities on DTC’s records. The ownership interest of each actual purchaser of each global security, or beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except in the event that use of the book-entry system for the global securities is discontinued.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global securities; DTC’s records reflect only the identity of the direct participants to whose accounts such global securities are credited which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of global securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the global securities, such as redemptions, tenders, defaults, and proposed amendments to the global security documents. For example, beneficial owners of global securities may wish to ascertain that the nominee holding the global securities for their benefit has agreed to obtain and transmit notices to beneficial owners; in the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.

If the global securities are redeemable, redemption notices shall be sent to Cede & Co. If less than all of the global securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in that issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the global securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the global securities are credited on the record date, identified in a listing attached to the omnibus proxy.

Principal, interest and premium payments, if any, on the global securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Trustee, on the payable date in accordance with the respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that

12

participant and not of DTC, the Trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, interest and premium, if any, on any of the aforementioned securities represented by global securities to Cede & Co. is the responsibility of the Trustee and us. Disbursement of those payments to direct participants shall be the responsibility of DTC, and disbursement of those payments to the beneficial owners shall be the responsibility of the participants.

DTC may discontinue providing its services as securities depositary with respect to the global securities at any time by giving us or the Trustee reasonable notice. Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the global securities among participants, it is under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time.

The underwriters, dealers or agents of any of the securities may be direct participants of DTC.

None of the Trustee, us or any agent for payment on or registration of transfer or exchange of any global security will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in that global security or for maintaining, supervising or reviewing any records relating to those beneficial interests. (Section 2.12)

Exchange, Registration and Transfer

Notes will be exchangeable for registered notes of like aggregate principal amount, having a like stated maturity and with like terms and conditions. Upon surrender for registration of transfer of any note at our office or agency maintained for such purpose, we will execute, and the Trustee will authenticate and deliver, in the name of the designated transferee, one or more new registered notes of like aggregate principal amount of authorized denominations, having a like stated maturity and with like terms and conditions. We may not require payment of any service charge for any transfer or exchange of notes, other than payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 2.06)

We will not be required to register, transfer or exchange any notes during a period from the opening of business on the 15th day prior to the day we or the Trustee send a notice of redemption of notes having a like stated maturity and with like terms and conditions to the close of business on the day of such transmission, or to register, transfer or exchange any note so selected for redemption in whole or in part, except the unredeemed portion of any note being redeemed in part. (Section 2.06)

Events of Default

The occurrence of any of the following events will constitute an “event of default” under the Indenture:

•
default in the payment of any interest upon any note when it becomes due and payable, and continuance of such default for a period of 30 days;
•
default in the payment of the principal of (and premium, if any, on) any note at its maturity;
•
default, with respect to any of our or our Subsidiaries’ Indebtedness (other than notes issued under the Indenture) aggregating more than $10,000,000 in principal amount, (i) in the payment of any principal of or interest on that Indebtedness when due after giving effect to any applicable grace period or (ii) in the performance of any other term or provision of that Indebtedness that results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not have been rescinded or annulled, or that Indebtedness shall not have been discharged, within a period of 15 days after written notice to us from the Trustee, or to us and the Trustee from the holders of at least 25% in aggregate principal amount of the notes then outstanding;

13

•
the entry of one or more judgments, decrees or orders against us or one of our Subsidiaries by a court having jurisdiction in the premises from which no appeal may be or is taken for the payment of money, either individually or in the aggregate, in excess of $10,000,000, and such judgment, decree or order remains unsatisfied and in effect for any period of 45 consecutive days after the amount thereof is due without a stay of execution and there has been given written notice thereof to us from the Trustee, or to us and the Trustee from the holders of at least 25% in aggregate principal amount of the notes then outstanding;
•
the entry of a decree or order in bankruptcy, receivership or similar proceedings initiated against us, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;
•
our institution of, or our consent to the institution of, bankruptcy, insolvency or similar proceedings against us; or
•
default in the performance or breach of any other of our covenants or warranties contained in the Indenture, and continuance of such default or breach for a period of 60 days after written notice to us from the Trustee, or to us and the Trustee from the holders of at least 25% in aggregate principal amount of the notes then outstanding.

Additional events of default with respect to a particular series of notes may be specified in the documents creating that series, and we will describe any of those additional events of default in the applicable prospectus supplement for that series. (Section 8.01)

“Indebtedness,” with respect to any person, means:

•
any liability of that person
—
for borrowed money, or
—
evidenced by a bond, note, debenture or similar instrument (including purchase money obligations, but excluding trade payables), or
—
for the payment of money relating to a lease that is required to be classified as a capitalized lease obligation in accordance with generally accepted accounting principles;
•
any liability of others described in the preceding bullet point that such person has guaranteed, that is recourse to such person or that is otherwise its legal liability; and
•
any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in the first two bullet points above.

We must file annually with the Trustee an officers’ certificate as to our compliance with all conditions and covenants under the Indenture. (Section 6.04)

Rights Upon Default

If an event of default with respect to any notes occurs and is continuing, then the Trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by written notice to us (and to the Trustee, if given by the holders), may declare the principal amount (or, in the case of original issue discount notes, the amortized face amount) of all those notes to be immediately due and payable. (Section 8.02) The Trustee may withhold notice to holders of any event of default (other than the failure to make any payment of principal of or interest on any note) if it determines in good faith that such withholding is in the interest of the holders. (Section 8.12) Except as otherwise provided in the Indenture or the applicable prospectus supplement, upon payment of that

14

amount in U.S. dollars, all of our obligations in respect of the payment of principal of the notes will terminate. (Section 8.02)

In general, if an event of default with respect to any notes occurs and is continuing, the Trustee will not be obligated to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the notes unless the holders first offer to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with that request or direction. (Section 9.03) The holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture, or exercising any trust or power conferred on the Trustee with respect to the notes, unless the Trustee determines that the proceeding or action so directed may not lawfully be taken, would subject the Trustee to personal liability or would be unduly prejudicial to other holders of notes. (Section 8.11)

At any time after the Trustee or the holders have declared acceleration of the notes and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in aggregate principal amount of the notes then outstanding, by written notice to us and the Trustee, may rescind and annul that declaration and its consequences if:

•
we have paid or deposited with the Trustee a sum in U.S. dollars sufficient to pay:
—
all overdue installments of interest on all notes,
—
the principal of (and premium, if any, on) any notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in those notes,
—
to the extent that payment of such interest is lawful, interest upon overdue installments of interest on each note at the rate borne by such note, and
—
all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and
•
all events of default with respect to the notes, other than the nonpayment of the principal of the notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture.

No such rescission and waiver will affect any subsequent default or impair any right consequent thereon. (Section 8.02)

Merger or Consolidation

We may not consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•
the resulting or surviving corporation, or the person which acquires or leases our properties and assets, is a corporation organized and existing under the laws of the United States or any State or the District of Columbia and expressly assumes by a supplemental indenture all of our obligations under the Indenture;
•
immediately after giving effect to such transaction, no event of default under the Indenture, and no event which, after notice or lapse of time, or both, would become an event of default under the Indenture, shall have occurred and be continuing;
•
if, as a result of any such transaction, our properties or assets would become subject to a mortgage, pledge, lien, security interest or other encumbrance not otherwise permitted by the Indenture without

15

equally and ratably securing the notes then outstanding, we or the resulting or successor corporation or the person which acquires our properties and assets, as the case may be, takes such steps as will be necessary to effectively secure such notes; and
•
we deliver to the Trustee an officers’ certificate and an opinion of counsel each stating that the transaction and supplemental indenture comply with the provisions of the Indenture and that all conditions precedent therein provided for relating to the transaction have been complied with (Section 12.01)

Modification or Waiver

Modification Without Consent of Holders. We and the Trustee may, at any time and from time to time, amend the Indenture without the consent of any holders of notes then outstanding for any of the following purposes:

•
to correct any mistakes, defects or inconsistencies, or to cure any ambiguity, in the Indenture, but only if such action does not adversely affect the interests of holders of outstanding notes in any material respect;
•
to change or eliminate any of the provisions of the Indenture, but only if such change or elimination becomes effective when there is no outstanding note which is entitled to the benefit of that provision;
•
to secure the notes;
•
to establish the form or terms of notes as permitted by the Indenture;
•
to evidence and effect the assumption by a successor corporation of our obligations under the Indenture and the notes;
•
to grant to or confer upon the Trustee for the benefit of the holders any additional rights, remedies, powers or authority;
•
to permit the Trustee to comply with any duties imposed upon it by law;
•
to specify further the duties and responsibilities of, and to define further the relationships among, the Trustee, any authenticating agent and any paying agent; and
•
to impose additional covenants or events of default for the benefit of the holders of all or any notes (and if such covenants or events of default are to be for the benefit of less than all notes, stating that such covenants or events of default are expressly being included solely for the benefit of such notes), or to surrender a right or power conferred on us in the Indenture. (Section 13.01)

Modification With Consent of Holders. We and the Trustee may modify the Indenture with the consent of the holders of at least a majority in principal amount of the notes then outstanding that would be affected by the modification to add, change or eliminate any provision of, or to modify the rights of holders of those notes. But we may not take any of the following actions:

•
without the consent of each holder of outstanding notes affected thereby:
—
change the stated maturity of any note; reduce the principal of, or the rate of interest or premium on, any note; or change the date on which any note may be redeemed;
—
change the method of calculating interest, or any term used in the calculation of interest, or the period for which interest is payable, on any floating rate note;

16

—
reduce the amount of principal of an original issue discount note that would be due and payable upon a declaration of acceleration of maturity of an original issue discount note, or adversely affect the right of repayment or renewal, if any, at the option of the holder;
—
change the coin or currency in which the principal, premium or interest is payable;
—
adversely affect the rights of any holder to institute suit for the enforcement of any payment on any note following maturity thereof; or
•
without the consent of the holders of all outstanding notes, reduce the percentage in principal amount of outstanding notes required for consent to any supplemental indenture or for consent to any waiver of certain past defaults or events of default or the consequences thereof. (Section 13.02)

Waivers. Prior to any declaration accelerating the maturity of the notes, the holders of a majority in principal amount of the notes then outstanding may, on behalf of the holders of all notes, waive any past default or event of default under the Indenture and its consequences, except a default (1) in the payment of the principal of or any premium or interest on any note, or (2) in respect of a covenant or provision hereof which, as described above, cannot be modified or amended without the consent of each holder of notes then outstanding that would be affected thereby. Upon any such waiver, the default will cease to exist, and any event of default arising therefrom will be deemed to have been cured for every purpose of the Indenture and the notes, but the waiver will not extend to any subsequent or other default or event of default or impair any right consequent thereon. (Section 8.11)

We may omit in any particular instance to comply with certain covenants set forth in the Indenture or the notes (except as otherwise provided in the applicable prospectus supplement) if, before the time for such compliance, the holders of at least a majority in principal amount of the notes then outstanding either waive compliance in that instance or generally waive compliance with those provisions, but the waiver may not extend to or affect any term, provision or condition except to the extent expressly so waived, and, until the waiver becomes effective, our obligations and the duties of the Trustee in respect of any such provision will remain in full force and effect. (Section 6.07)

Discharge of Indenture

We may be discharged from all of our obligations under the Indenture (except as otherwise provided in the Indenture) when:

•
either:
—
all notes have been delivered to the Trustee for cancellation, or
—
all notes not delivered to the Trustee for cancellation
o
have become due and payable,
o
will become due and payable at their stated maturity within one year, or
o
are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice by the Trustee,

and we have irrevocably deposited or caused to be deposited with the Trustee, in trust, an amount in U.S. dollars, U.S. Government Obligations maturing in such amounts and at such times as will ensure availability of U.S. dollars, or a combination of the foregoing, sufficient for payment of all principal of, premium, if any, and interest on those notes when due or to the date of deposit, as the case may be; provided, however, in the event a petition for relief under any applicable Federal or state bankruptcy, insolvency or other similar law is filed with respect to us within 91 days after the

17

deposit and the Trustee is required to return the deposited money to us, our obligations under the Indenture with respect to those notes will not be deemed terminated or discharged;

•
we have paid or caused to be paid all other sums payable by us under the Indenture;
•
we have delivered to the Trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent therein provided for relating to the satisfaction and discharge of the Indenture with respect to the notes have been complied with; and
•
we have delivered to the Trustee an opinion of counsel or a ruling of the Internal Revenue Service to the effect that holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge.

(Section 5.01)

“U.S. Government Obligations” means securities that are

•
direct obligations of the United States for the payment of which its full faith and credit is pledged or
•
obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

Payment and Paying Agents

So long as any of the notes remain outstanding, we will maintain in the Borough of Manhattan, The City of New York, an office or agency where the notes may be presented for registration of transfer and for exchange as provided in the Indenture, and where, at any time when we are obligated to make a payment with respect to the notes (other than a payment which we are permitted to make by check), the notes may be presented for payment. In addition, we will maintain at any such office or agency and at our principal executive offices an office or agency where holders may serve us with notices and demands in respect of the notes or the Indenture, and we may maintain at our principal executive offices, one or more other offices or agencies for any or all of the foregoing purposes. We have appointed the Trustee as our agent for the foregoing purposes. (Section 6.02)

18

Plan of Distribution

We may sell the notes to or through underwriters or dealers, through agents, directly to purchasers or through a combination of these methods. The applicable prospectus supplement will contain specific information relating to the terms of the offering, including:

•
the name or names of any underwriters, dealers or agents;
•
the purchase price of the notes and the net proceeds to us from the sales;
•
any underwriting discounts and other items constituting underwriters’ compensation; and
•
the initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

By Underwriters

If underwriters are used in an offering, the notes will be acquired by the underwriters for their own account. Underwriters may offer the notes directly or through underwriting syndicates represented by one or more managing underwriters. The underwriters may resell the notes in one or more transactions, including negotiated transactions, at a fixed public offering price, which may be changed, or at varying prices determined at the time of sale. The specific managing underwriter or underwriters, if any, will be named in the prospectus supplement relating to the particular offering of notes together with the members of the underwriting syndicate, if any. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the particular notes will be subject to specified conditions precedent and the underwriters will be obligated to purchase all of the notes being offered if any are purchased.

By Dealers

If dealers are used in the sale, unless otherwise specified in the applicable prospectus supplement, we will sell the notes to the dealers as principals. The dealers may then resell the notes to the public at varying prices to be determined by the dealers at the time of resale. The applicable prospectus supplement will contain more information about the dealers, including the names of the dealers and the terms of our agreement with them.

By Agents and Direct Sales

We may sell the notes directly to the public, without the use of underwriters, dealers or agents. We may also sell the notes through agents we designate from time to time. The applicable prospectus supplement will contain more information about any agents involved in the offer or sale of notes, including the names of the agents and any commission we agree to pay the agents. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best-efforts basis for the period of its appointment.

Indemnification of Underwriters

Any underwriters, dealers or agents that participate in the distribution of the notes may be deemed underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them on the sale or resale of notes may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents will be identified and their compensation from us will be described in the applicable prospectus supplement.

19

We may agree with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to contribute with respect to payments which the underwriters, dealers or agents may be required to make in respect of these liabilities.

Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us in the ordinary course of their businesses.

Market for the Notes

Unless otherwise specified in the applicable prospectus supplement, the notes will not be listed on a national securities exchange. We cannot assure that any broker-dealer will make a market in any series of the notes or the liquidity of the trading market for any of the notes.

20

Legal Matters

Stafford Rosenbaum LLP, Madison, Wisconsin, and Sidley Austin LLP, New York, New York, will render opinions with respect to the validity of the notes for us, and underwriters’ counsel will render an opinion as to the validity of the notes for any underwriters, dealers or agents, as applicable.

Experts

The financial statements incorporated in this prospectus by reference to Madison Gas and Electric Company's Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

21

Where You Can Find More Information
Available Information

We file annual, quarterly and current reports, and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and information statements and other information about issuers, such as us, who file electronically with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov.

You can find additional information about us on MGE Energy’s website at http://www.mgeenergy.com. Copies of documents we file with the SEC may be obtained from MGE Energy’s website free of charge. Information contained on MGE Energy’s website (including any such information referred to herein) shall not be deemed incorporated into, or to be a part of, this prospectus or any accompanying prospectus supplement.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the notes are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to previously filed documents with the SEC. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we have filed with the SEC and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than any information in any such document that is deemed to have been “furnished” but not “filed” under the SEC rules) until the offering of the notes pursuant to this prospectus and any accompanying prospectus supplement is terminated:

•
Our Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on February 24, 2026; and
•
Our Current Reports on Form 8-K dated January 22, 2026 and January 27, 2026, which were filed with the SEC on January 27, 2026 and January 29, 2026, respectively.

Any statement contained in this prospectus and any accompanying prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus and any accompanying prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any accompanying prospectus supplement to the extent that a statement contained in this prospectus and any accompanying prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus and any accompanying prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus and any accompanying prospectus supplement.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

22

Madison Gas and Electric Company
PO Box 1231
Madison, Wisconsin 53701-1231
Attention: MGE Shareholder Services
Telephone: (800) 356-6423
Email: investor@mgeenergy.com

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

23

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses (other than underwriting discounts and agency fees or commissions) in connection with the offering, issuance and distribution of the securities described in this registration statement:

SEC registration fee	$ (1)
Nasdaq Stock Market listing fees	(2)
Accounting fees and expenses	(2)
Printing expenses	(2)
Legal fees and expenses	(2)
Miscellaneous expenses	(2)
Total	$(1)(2)

(1) Omitted because the registration fee is being deferred pursuant to Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended.

(2) Estimated offering expenses are not presently known and will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Pursuant to the provisions of the Wisconsin Business Corporation Law and Article IX of each Registrant’s Bylaws, directors and officers of a Registrant are entitled to mandatory indemnification from that Registrant against certain liabilities (which may include liabilities under the Securities Act of 1933) and expenses

•
to the extent such officers or directors are successful in the defense of a proceeding; and
•
in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to that Registrant and such breach or failure constituted:
•
a willful failure to deal fairly with that Registrant or its shareholders in connection with a matter in which the director or officer had a material conflict of interest;
•
a violation of criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;
•
a transaction from which the director or officer derived an improper personal profit; or
•
willful misconduct.

Additionally, under the Wisconsin Business Corporation Law, directors of a Registrant are not subject to personal liability to that Registrant, its shareholders, or any person asserting rights on behalf thereof, for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined above.

Directors and officers of the Registrants are insured, at the expense of the Registrants, against certain liabilities which might arise out of their employment, and which might not be indemnified or indemnifiable under the Bylaws. The primary coverage is provided by a Directors and Officers Liability Insurance Policy in customary form having a one-year term. The coverage also applies to directors and officers of subsidiaries of the Registrants. No deductibles or retentions apply to individual directors or officers.

Item 16. Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement for Common Stock of MGE Energy, Inc.
1.2*	Form of Distribution Agreement for Common Stock of MGE Energy, Inc.
1.3*	Form of Underwriting Agreement for Debt Securities of MGE Energy, Inc.
1.4*	Form of Underwriting Agreement for Warrants of MGE Energy, Inc.
1.5*	Form of Underwriting Agreement for Stock Purchase Contracts and Stock Purchase Units of MGE Energy, Inc.
1.6*	Form of Underwriting Agreement for Units of MGE Energy, Inc.
1.7*	Form of Underwriting Agreement for Notes of Madison Gas and Electric Company.
1.8*	Form of Distribution Agreement for Notes of Madison Gas and Electric Company.
4.1	Amended and Restated Articles of Incorporation of MGE Energy, Inc. (incorporated herein by reference to Exhibit 4.1 to MGE Energy, Inc.’s Registration Statement on Form S-3, File No. 333-197423).
4.2	Amended and Restated Bylaws of MGE Energy, Inc. (incorporated herein by reference to Exhibit 3.1 to MGE Energy, Inc.’s Form 8-K filed September 15, 2023, File No. 0-49965).
4.3+	Form of Indenture to be used in connection with issuance of Debt Securities by MGE Energy, Inc.
4.4

Indenture, dated as of September 1, 1998, between Madison Gas and Electric Company and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank One, N.A.), as Trustee. (Exhibit 4B to Form 10-K for year ended December 31, 1999, File No. 0-1125).

4.5*	Form of Warrant Agreement (including the form of warrant) of MGE Energy, Inc.
4.6*	Form of Purchase Contract Agreement of MGE Energy, Inc.
4.7*	Form of Unit Agreement of MGE Energy, Inc.
5.1+	Opinion of Stafford Rosenbaum LLP as to MGE Energy, Inc. securities.
5.2+	Opinion of Sidley Austin LLP as to MGE Energy, Inc. securities.
5.3+	Opinion of Stafford Rosenbaum LLP as to Madison Gas and Electric Company medium-term notes.
5.4+	Opinion of Sidley Austin LLP as to Madison Gas and Electric Company medium-term notes.
23.1+	Consent of PricewaterhouseCoopers LLP as to MGE Energy, Inc.

Exhibit No.	Description
23.2+	Consent of PricewaterhouseCoopers LLP as to Madison Gas and Electric Company.
23.3	Consent of Stafford Rosenbaum LLP (included in Exhibit 5.1).
23.4	Consent of Stafford Rosenbaum LLP (included in Exhibit 5.3).
23.5	Consent of Sidley Austin LLP (included in Exhibit 5.2).
23.6	Consent of Sidley Austin LLP (included in Exhibit 5.4).
24.1+	Power of Attorney (MGE Energy, Inc.) (included on page II-6 of this registration statement).
24.2+	Power of Attorney (Madison Gas and Electric Company) (included on page II-8 of this registration statement).
25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of trustee with respect to the Debt Securities under the Indenture of MGE Energy, Inc.
25.2+

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee with respect to the Medium-Term Notes of Madison Gas and Electric Company under the Indenture, dated as of September 1, 1998.

107+	Filing Fee Table

* To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable.

** To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, as applicable.

+ Filed herewith.

Item 17. Undertakings

(a) Each of the undersigned Registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

Each of the undersigned Registrants undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions referred to in Item 15 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) Each of the undersigned Registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on this 24th day of February 2026.

MGE ENERGY, INC.
By: /s/ Jeffrey M. Keebler
Name: Jeffrey M. Keebler
Title: Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below constitutes and appoints Jeffrey M. Keebler, Jared J. Bushek and Jenny L. Lagerwall, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that such attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Jeffrey M. Keebler	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)	February 24, 2026
Jeffrey M. Keebler

/s/ Jared J. Bushek	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	February 24, 2026
Jared J. Bushek

/s/ Jenny L. Lagerwall	Assistant Vice President, Accounting and Controller (Chief Accounting Officer)	February 24, 2026
Jenny L. Lagerwall

/s/ Patricia K. Ackerman	Director	February 24, 2026
Patricia K. Ackerman

/s/ Marcia M. Anderson	Director	February 24, 2026
Marcia M. Anderson

/s/ James G. Berbee	Director	February 24, 2026
James G. Berbee

/s/ Londa J. Dewey	Director	February 24, 2026
Londa J. Dewey

/s/ Daniel J. Kelly	Director	February 24, 2026
Daniel J. Kelly

/s/ James L. Possin	Director	February 24, 2026
James L. Possin

/s/ Angela S. Rieger	Director	February 24, 2026
Angela S. Rieger

/s/ Gary J. Wolter	Director	February 24, 2026
Gary J. Wolter

/s/ Noble L. Wray	Director	February 24, 2026
Noble L. Wray

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on this 24th day of February 2026.

MADISON GAS AND ELECTRIC COMPANY
By: /s/ Jeffrey M. Keebler
Name: Jeffrey M. Keebler
Title: Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below constitutes and appoints Jeffrey M. Keebler, Jared J. Bushek and Jenny L. Lagerwall, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that such attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Jeffrey M. Keebler	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)	February 24, 2026
Jeffrey M. Keebler

/s/ Jared J. Bushek	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	February 24, 2026
Jared J. Bushek

/s/ Jenny L. Lagerwall	Assistant Vice President, Accounting and Controller (Chief Accounting Officer)	February 24, 2026
Jenny L. Lagerwall

/s/ Patricia K. Ackerman	Director	February 24, 2026
Patricia K. Ackerman

/s/ Marcia M. Anderson	Director	February 24, 2026
Marcia M. Anderson

/s/ James G. Berbee	Director	February 24, 2026
James G. Berbee

/s/ Londa J. Dewey	Director	February 24, 2026
Londa J. Dewey

/s/ Daniel J. Kelly	Director	February 24, 2026
Daniel J. Kelly

/s/ James L. Possin	Director	February 24, 2026
James L. Possin

/s/ Angela S. Rieger	Director	February 24, 2026
Angela S. Rieger

/s/ Gary J. Wolter	Director	February 24, 2026
Gary J. Wolter

/s/ Noble L. Wray	Director	February 24, 2026
Noble L. Wray